                                                                    Exhibit 4.21


                         TRUST INDENTURE AND MORTGAGE

                                (1992 757 [__])

                        Dated as of December [__], 1992

                                    Between

                        THE CONNECTICUT NATIONAL BANK,
                        not in its individual capacity
                      except as expressly stated herein,
                          but solely as Owner Trustee

                                 Owner Trustee

                                      and

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,

                                   Mortgagee






                          LOAN CERTIFICATES COVERING
                      ONE BOEING MODEL 757-222 AIRCRAFT,
                M.S.N. [_____], U.S. REGISTRATION NO. N[_____]

                       LEASED BY UNITED AIR LINES, INC.

                     TABLE OF CONTENTS TO TRUST INDENTURE


                                                                            Page
                                                                            ----

TRUST INDENTURE AND MORTGAGE (1992 757 [__]).................................  1

GRANTING CLAUSE..............................................................  1

ARTICLE I  DEFINITIONS.......................................................  7
  SECTION  1.1   Special Definitions.........................................  7
  SECTION  1.2   Reference to Other Documents................................ 11
  SECTION  2.1   Form of Loan Certificates................................... 12
  SECTION  2.2   Issuance and Terms of Loan Certificates..................... 25
  SECTION  2.3   Payments from Indenture Estate Only......................... 26
  SECTION  2.4   Method of Payment........................................... 28
  SECTION  2.5   Application of Payments..................................... 30
  SECTION  2.6   Termination of Interest in Trust Indenture Estate........... 30
  SECTION  2.7   Registration, Transfer and Exchange of Loan Certificates.... 30
  SECTION  2.8   Mutilated, Destroyed, Lost or Stolen Loan Certificates...... 32
  SECTION  2.9   Payment of Expenses on Transfer............................. 32
  SECTION  2.10  Optional and Mandatory Prepayment........................... 32
  SECTION  2.11  Optimization................................................ 33
  SECTION  2.12  Assumption of Loan Certificates by Lessee................... 34
  SECTION  2.13  Funding Costs; Increased Cost; Illegality Events............ 34
  SECTION  2.14  Option to Purchase Loan Certificates........................ 35

ARTICLE III  RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE
             TRUST INDENTURE ESTATE.......................................... 36
  SECTION  3.1   Basic Rent Distribution..................................... 36
  SECTION  3.2   Event of Loss and Replacement; Termination.................. 37
  SECTION  3.3   Payment After Indenture Event of Default, etc............... 38
  SECTION  3.4   Certain Payments............................................ 39
  SECTION  3.5   Other Payments.............................................. 40
  SECTION  3.6   Payments to Owner Trustee................................... 40
  SECTION  3.7   Investment of Amounts Held by Mortgagee..................... 40

ARTICLE IV  COVENANTS OF THE BANK AND THE OWNER TRUSTEE; EVENTS OF
            DEFAULT; REMEDIES OF MORTGAGEE................................... 41


                                       i
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  SECTION  4.1   Covenants of the Bank and the Owner Trustee................. 41
  SECTION  4.2   Indenture Event of Default.................................. 43
  SECTION  4.3   Certain Rights.............................................. 45
  SECTION  4.4   Remedies.................................................... 47
  SECTION  4.5   Return of Aircraft.......................................... 49
  SECTION  4.6   Remedies Cumulative......................................... 50
  SECTION  4.7   Discontinuance of Proceedings............................... 51
  SECTION  4.8   Waiver of Past Defaults..................................... 51

ARTICLE V  DUTIES OF THE MORTGAGEE........................................... 51
  SECTION  5.1   Notice of Indenture Event of Default........................ 51
  SECTION  5.2   Action Upon Instructions; Certain Rights of Owner Trustee... 53
  SECTION  5.3   Indemnification............................................. 55
  SECTION  5.4   No Duties Except as Specified in Indenture or Instructions.. 56
  SECTION  5.5   No Action Except Under Lease, Indenture or Instructions..... 56
  SECTION  5.6   Replacement Airframes and Replacement Engines............... 56
  SECTION  5.7   Indenture Supplements for Replacements...................... 62
  SECTION  5.8   Effect of Replacement....................................... 62

ARTICLE VI  THE OWNER TRUSTEE AND THE MORTGAGEE.............................. 63
  SECTION  6.1   Acceptance of Trusts and Duties............................. 63
  SECTION  6.2   Absence of Duties........................................... 63
  SECTION  6.3   No Representations or Warranties as to Aircraft or
                 Documents................................................... 64
  SECTION  6.4   No Segregation of Monies; No Interest....................... 64
  SECTION  6.5   Reliance; Agents; Advice of Counsel......................... 65
  SECTION  6.6   Capacity in Which Acting.................................... 66
  SECTION  6.7   Compensation................................................ 66

ARTICLE VII  INDEMNIFICATION OF MORTGAGEE BY OWNER TRUSTEE................... 66
  SECTION  7.1   Scope of Indemnification.................................... 66

ARTICLE VIII  SUCCESSOR TRUSTEE.............................................. 67
  SECTION  8.1   Notice of Successor Owner Trustee........................... 67
  SECTION  8.2   Resignation of Mortgage; Appointment of
                 Successor................................................... 67

ARTICLE IX  SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE AND
            OTHER DOCUMENTS.................................................. 69
  SECTION  9.1   Instructions of Certificate Holders; Limitations............ 69
  SECTION  9.2   Trustees Protected.......................................... 71
  SECTION  9.3   Documents Mailed to Certificate Holders..................... 71


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


ARTICLE X  MISCELLANEOUS..................................................... 72
  SECTION  10.1   Termination of Trust Indenture............................. 72
  SECTION  10.2   No Legal Title to Trust Indenture Estate in
                  Certificate Holders........................................ 72
  SECTION  10.3   Sale of Aircraft by Mortgagee is Binding................... 73
  SECTION  10.4   Trust Indenture for Benefit of Owner Trustee, Mortgagee,
                  Owner Participant and Holders of Loan Certificates......... 73
  SECTION  10.5   No Action Contrary to Lessee's Rights Under the Lease...... 73
  SECTION  10.6   Notices.................................................... 73
  SECTION  10.7   Severability............................................... 74
  SECTION  10.8   No Oral Modification or Continuing Waivers................. 74
  SECTION  10.9   Successors and Assigns..................................... 75
  SECTION  10.10  Headings................................................... 75
  SECTION  10.11  Normal Commercial Relations................................ 75
  SECTION  10.12  Governing Law; Counterpart Form............................ 76


  EXHIBIT A       Form of Indenture Supplement

                 TRUST INDENTURE AND MORTGAGE (1992 757 [__])


     THIS TRUST INDENTURE AND MORTGAGE (1992 757 [__]) dated as of December [__], 1992, between THE CONNECTICUT NATIONAL BANK, a national banking association, not in its individual capacity, except as expressly stated herein (in which case it is referred to herein as the "Bank"), but solely as Owner Trustee under the Trust Agreement referred to below (the "Owner Trustee"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as the Mortgagee hereunder (the "Mortgagee").

     WHEREAS, the Owner Trustee desires by this Trust Indenture, among other things, (i) to provide for the issue by the Owner Trustee to the Loan Participants of Loan Certificates evidencing the participation of the Loan Participants in the payment of Lessor's Cost, as provided in the Participation Agreement, and (ii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Mortgagee, as part of the Trust Indenture Estate hereunder, among other things, of all of the Owner Trustee's right, title and interest in and to the Aircraft, and, except as hereinafter expressly provided as to Excluded Payments, all of the Owner Trustee's right, title and interest in, to and under the Lease and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof or thereof, as security for the Owner Trustee's obligations to the holders of the Loan Certificates and for the benefit and security of such holders;

     WHEREAS, all things have been done to make the Loan Certificates, when executed by the Owner Trustee and authenticated and delivered by the Mortgagee hereunder, the valid, binding and enforceable obligations of the Owner Trustee; and

     WHEREAS, all things necessary to make this Trust Indenture the valid, binding and legal obligation of the Owner Trustee for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

                                GRANTING CLAUSE

     NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the principal amount of, and interest on, and all other amounts due with respect to, all Loan Certificates from time to time outstanding hereunder (including, without limitation, amounts payable as Funding Costs and Increased Cost) and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions herein and in the Loan Certificates contained, for the benefit of the holders of the Loan Certificates and the Loan Participants and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Loan Certificates by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors and assigns, for the security and benefit of the Loan Participants and the holders from time to time of the Loan Certificates, a first priority security interest in and mortgage lien on all right, title and interest of the Owner Trustee in, to and under the following described property, rights and privileges, other than Excluded Payments (which collectively, excluding Excluded Payments but including all property hereafter specifically subjected to the lien of this Trust Indenture by any mortgage supplemental hereto, are included within the Trust Indenture Estate), to wit:

          1. The Aircraft (including the Airframe, the Engines and Parts and all replacements thereof and substitutions therefor to which the Owner Trustee shall from time to time acquire title as provided in the Lease), all as may be more particularly described in the Indenture Supplement executed and delivered with respect to the Aircraft or any such replacement or substitutions therefor, as provided in this Trust Indenture;

          2. The Lease and any Lease Supplement and all Rent thereunder, including, without limitation, all amounts of Basic Rent, Supplemental Rent, and payments of any kind thereunder, and all amendments or supplements to the Lease;

          3. The Purchase Agreement (to the extent specified in the Owner Trustee's Purchase Agreement), the Consent and Agreement, and the Owner Trustee's Bill of Sale;

          4. All rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the lien of this Trust Indenture;

          5. All insurance and requisition proceeds with respect to the Aircraft, including but not limited to the insurance required under Section 11 of the Lease;

          6. All rights of the Owner Trustee to amounts paid or payable by Lessee to the Owner Trustee under the Participation Agreement and all rights of the Owner Trustee to enforce payments of any such amounts thereunder;

          7. All monies and securities from time to time deposited or required to be deposited with the Mortgagee pursuant to any terms of this Trust Indenture or the Lease or required hereby or by the Lease to be held by the Mortgagee hereunder as security for the obligations of the Lessee under the Lease and of the Owner Trustee hereunder; and

          8.   All proceeds of the foregoing.

     Concurrently with the delivery hereof, the Owner Trustee is delivering to the Mortgagee the original executed counterpart of the Lease and Lease Supplement (to which a chattel paper receipt is attached), and executed copies of the Owner Trustee's Purchase Agreement and the Consent and Agreement.

                                HABENDUM CLAUSE

     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the benefit and security of the Loan Participants and the holders from time to time of the Loan Certificates, without any priority of any one Loan Certificate over any other, and for the uses and purposes and subject to the terms and provisions set forth in this Trust Indenture.

     It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Trustee shall remain liable under the Lease, the Purchase Agreement, the Owner Trustee's Purchase Agreement and the Consent and Agreement to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Mortgagee, the Loan Participants and the Certificate Holders shall have no obligation or liability under the Lease by reason of or arising out of the assignment hereunder, nor shall the Mortgagee, the Loan Participants or the Certificate Holders be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to the Lease, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Consent and Agreement or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     The Owner Trustee does hereby constitute the Mortgagee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise) to ask for, require, demand, and receive, any and all monies and claims for monies (in each case including insurance and requisition proceeds but in all cases excluding Excluded Payments) due and to become due under or arising out of the Lease, the Participation Agreement, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Consent and Agreement and all other property which now or hereafter constitutes part of the Trust Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises. Under the Lease, the Lessee is directed, so long as this Trust Indenture shall not have been fully discharged, to make all payments of Rent (other than Excluded Payments) and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease (other than Excluded Payments) directly to, or as directed by, the Mortgagee at such address or addresses as the Mortgagee shall specify, for application as provided in this Trust Indenture. The Owner Trustee agrees that promptly on receipt thereof, it will transfer to the Mortgagee any and all monies from time to time received by it constituting part of the Trust Indenture Estate, for distribution by the Mortgagee pursuant to this Trust Indenture, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Mortgagee under this Trust Indenture.

     The Owner Trustee agrees that at any time and from time to time, upon the written request of the Mortgagee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Mortgagee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted.

     The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned to anyone other than the Mortgagee, and that it will not, except as provided in this Trust Indenture and except with respect to Excluded Payments, accept any payment from Lessee, enter into any agreement amending or supplementing the Lease, the Participation Agreement, the Purchase Agreement, the Owner Trustee's Purchase Agreement or the Consent and Agreement, execute any waiver or modification of, or consent under, the terms of, or exercise any rights, powers or privileges under, the Lease, the Participation Agreement, the Purchase Agreement, the Owner Trustee's Purchase Agreement or the Consent and Agreement, settle or compromise any claim arising under the Lease, the Participation Agreement, the Purchase Agreement, the Owner Trustee's Purchase Agreement or the Consent and Agreement, or submit or consent to the submission of any dispute, difference or other matter arising under or in respect of the Lease, the Participation Agreement, the Purchase Agreement, the Owner Trustee's Purchase Agreement or the Consent and Agreement to arbitration thereunder.

     The Owner Trustee does hereby ratify and confirm the Lease and does hereby agree that it will not violate any covenant or agreement made by it herein or therein or in any Operative Document to which the Owner Trustee is a party which results in an alteration or impairment of any such agreement or of any of the rights created by any such document or the assignment hereunder.

     Notwithstanding the Granting Clause or any of the preceding paragraphs, there is hereby excluded from the foregoing sale, transfer, assignment, grant, pledge and security interest all Excluded Payments.

     IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1  Special Definitions.

     For all purposes of this Trust Indenture the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time in accordance with the applicable provisions thereof and of other Operative Documents.

     "Actual Knowledge" shall mean, (i) as it applies to the Owner Trustee or Mortgagee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, as the case may be, and (ii) as it applies to the Owner Participant, actual knowledge of a vice president or more senior officer of the Owner Participant or other officer of the Owner Participant in each case having responsibility for the transactions contemplated by the Operative Documents; provided that each of the Owner Trustee, the Mortgagee and the Owner Participant shall be deemed to have "Actual Knowledge" of any matter as to which it has been given notice by any of Lessee, the Owner Participant, any Certificate Holder, the Owner Trustee or the Mortgagee, such notice having been given pursuant to Section 14 of the Participation Agreement.

     "Amortization Schedule" shall mean the amortization schedule for the Loan Certificates delivered pursuant to Section 2.2 hereof or, if a revised amortization schedule shall be established pursuant to Sections 18 or 19 of the Participation Agreement, the amortization schedule so established.

     "Bankruptcy Code" or "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (i) from time to time, for the purposes of
Section 4.2, or (ii) through the Closing Date, for all other purposes.

     "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois; New York City, New York; London, England; the city and state in which the principal place of business of the Owner Trustee is located; and, so long as any Loan Certificate is outstanding, the city and state in which the principal place of business of the Mortgagee is located and the city and state in which the Mortgagee receives and disburses funds.

     "Certificate Holder" or "Holder" shall mean, at any time, each holder of one or more Loan Certificates at such time.

     "Certificates" or "Loan Certificates" shall mean and include the Loan Certificates Due July 1, 2011, each to be substantially in the form therefor set forth in Section 2.1 hereof, issued by the Owner Trustee to the Certificate Holders, bearing interest at the rates and payable as provided therein, and any Certificate issued in exchange therefor or replacement thereof pursuant to Sections 2.7 or 2.8 hereof.

     "Commitment" shall mean the commitment of each of the Loan Participants or of the Owner Participant, as the case may be, to finance the Owner Trustee's payment of Lessor's Cost for the Aircraft.

     "Corporate Trust Department" or "Trust Office" shall mean the principal corporate trust office of the Owner Trustee located at 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Administration (M.S.N.-
238), or at such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to Lessee, the Mortgagee and each holder of a Loan Certificate.

     "Corporate Trust Office" shall mean the principal office of the Mortgagee located at 750 Main Street, Suite 1114, Hartford, Connecticut 06103, Attention:
Corporate Trust Department, or such other office at which the Mortgagee's corporate trust business shall be administered which the Mortgagee shall have specified by notice in writing to Lessee, the Owner Trustee and each holder of a Loan Certificate.

     "Dollars" and "$" mean the lawful currency of the United States of America.

     "Event of Default" shall mean any Indenture Event of Default.

     "Excluded Payments" shall have the meaning set forth in the Lease.

     "Funding Costs" means all reasonable out-of-pocket costs, expenses and losses which are incurred by a Holder, upon the payment or prepayment of any principal portion of any Loan

Certificate by such Holder on a date other than an Interest Payment Date, as a result of (i) the breaking of any deposit obtained to fund such Loan Certificate prior to the maturity thereof, or (ii) the re-employment of such principal amount during the remaining term of the then applicable Interest Period at a rate lower than the Eurodollar Rate.

     "Funding Profits" means all cash profits which are realized by a Holder upon the payment or prepayment of any principal portion of any Loan Certificate on a date other than an Interest Payment Date, as the result of (i) the breaking of any deposit obtained to fund such Loan Certificate prior to the maturity thereof or (ii) the re- employment of such principal amount during the remaining term of the then applicable Interest Period at a rate higher than the Eurodollar Rate.

     "Illegality Event" shall have the meaning set forth in the Lease.

     "Increased Cost" shall have the meaning set forth in the Lease.

     "Indenture", "this Indenture", and the "the Trust Indenture" means this Trust Indenture and Mortgage.

     "Indenture Default" means any Indenture Event of Default or any event or condition which, with notice or lapse of time or both, would constitute an Indenture Event of Default.

     "Indenture Estate" or "Trust Indenture Estate" means all estate, right, title and interest of the Mortgagee in and to any of and all the properties, rights and interests referred to in the Granting Clause of this Indenture, excluding, however, Excluded Payments.

     "Indenture Event of Default" has the meaning specified in Section 4.2.

     "Indenture Supplement" means a supplement to this Indenture, substantially in the form of Exhibit A, which shall particularly describe the Aircraft, or any Replacement Airframe or Replacement Engine, included in the property of the Owner Trustee covered by this Indenture.

     "Lease" shall mean that certain Lease Agreement (1992 757 [__]) dated as of the date hereof, entered into by the Owner

Trustee and Lessee concurrently with the execution and delivery of this Trust Indenture, as said Lease Agreement may from time to time be supplemented or amended, or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms of this Trust Indenture. The term "Lease" shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

     "Lease Event of Default" shall mean an "Event of Default" as defined in the Lease.

     "Lessee" shall mean United Air Lines, Inc., a Delaware Corporation.

     "Lessor" shall mean the Owner Trustee not in its individual capacity as lessor under the Lease.

     "Loan Certificate Register" has the meaning specified in Section 2.7.

     "Loan Certificate Registrar" has the meaning specified in Section 2.7.

     "Majority in Interest of Certificate Holders" or "Requisite Holders" as of a particular date of determination shall mean the holders of more than 66-2/3% of the aggregate unpaid original principal amount of all Loan Certificates outstanding as of such date (excluding any Loan Certificates held by the Owner Trustee or the Owner Participant or any interests of the Owner Participant therein by reason of subrogation pursuant to Section 4.3 hereof (unless all Loan Certificates then outstanding and not held by Lessee or any Affiliate thereof shall be held by the Owner Trustee or the Owner Participant) or Lessee or any affiliate of any thereof).

     "Manufacturer" means The Boeing Company, a Delaware corporation.

     "Overdue Rate" shall have the meaning set forth in the Loan Certificates.

     "Owner Trust Advance" means with respect to any Loan Participant, at any time, the amount advanced to the Owner Trustee by such Loan Participant pursuant to the Participation Agreement, or, where the context may require, the then outstanding principal amount of such Owner Trust Advance.

     "Owner Trust Loan" means, at any time, the aggregate amount advanced to the Owner Trustee by the Loan Participants pursuant to the Participation Agreement, or, where the context may require, the then outstanding principal amount of the Owner Trust Loan.

     "Permitted Investments" means investments of the type described in clauses
(i) through (v) of Section 22(a) of the Lease.

     "Replacement Airframe" shall mean any airframe substituted for the Airframe in accordance with Section 5.6 hereof.

     "Replacement Engine" shall mean any engine substituted for an Engine in accordance with Section 5.6 hereof.

     "Requisite Holders" means Loan Participants (or their transferees) holding Loan Certificates evidencing 66 2/3% or more of the aggregate principal amount of the Owner Trust Loan, or, if the Closing Date has not occurred, Loan Participants having 66 2/3% or more of the aggregate commitments of all Loan Participants.

     "Secured Obligations" shall have the meaning specified in Section 2.6.

     SECTION 1.2  Reference to Other Documents.

     For all purposes of this Indenture the terms "Owner Trustee" and "Mortgagee" have the further meanings attributed thereto in the Lease and other terms used herein in capitalized form but not defined herein are used as defined in the Lease.

                                  ARTICLE II

                             THE LOAN CERTIFICATES

     SECTION 2.1 Form of Loan Certificates. The Certificates and the Mortgagee's form of certificate of authentication to appear on the Certificates shall each be substantially in the form set forth below, with the appropriate insertions.

                     ------------------------------------

                        THE CONNECTICUT NATIONAL BANK,

     Not in its Individual Capacity but Solely as Owner Trustee

          Loan Certificate (1992 757 [__]) Due July 1, 2011

No. ___                                                       New York, New York
$___________________                                         December [__], 1992

     1. THE CONNECTICUT NATIONAL BANK, not in its individual capacity but solely as owner trustee under the Trust Agreement (herein in such capacity called the "Owner Trustee") hereby promises to pay to [NAME OF LOAN PARTICIPANT], or registered transferees, the principal sum of _________________________ DOLLARS ($_________), in instalments as set forth in
Annex A hereto, together with interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full. Interest shall accrue with respect to each Interest Period at the Adjusted Eurodollar Rate plus the Margin and shall be payable in arrears on each Interest Payment Date and on the date this Certificate is paid in full.

     2. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Indenture. In addition, in this Certificate the following terms shall have the meanings set forth below:

     "Adjusted Eurodollar Rate" means, for any Interest Period, a rate per annum equal to the quotient of (i) the Eurodollar Rate for such Interest Period divided by (ii) 1.00 minus the then applicable Eurodollar Rate Reserve Requirement, if any.

     "Affected Holder" has the meaning assigned to that term in paragraph 4 hereof.

     "Affected Loan Certificate" has the meaning assigned to that term in paragraph 4 hereof.

     "Depository Institution" has the meaning assigned to that term in Regulation D.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D.

     "Eurodollar Rate" means, for any Interest Period, the arithmetic average (rounded upwards to the nearest 1/16 of 1%) of the offered quotation, if any, to first class banks in the London interbank Eurodollar market by each Reference Bank (as notified by such Reference Bank to the Mortgagee) for Dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Loan Certificate(s) held by such Reference Bank with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 11:00 a.m. (London time) on the date two Business Days prior to such Interest Period. If any Reference Bank fails to notify the Mortgagee of any such offered quotation, the Eurodollar Rate shall be determined on the basis of the offered quotations by the other Reference Banks.

     "Eurodollar Rate Reserve Requirement" means, for any Interest Period, the reserve percentage (expressed as a decimal) applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) equal to the stated maximum rate of all reserves required to be maintained by Depository Institutions and United States branches and agencies of foreign banks against Eurocurrency Liabilities (or against any other category of liabilities which includes deposits by reference to which the interest rate on Loan Certificates is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of a Depository Institution to United States residents).

     "Funding Costs" means all reasonable out-of-pocket costs, expenses and losses which are incurred by a Holder, upon the payment or prepayment of any principal portion of this Certificate on a date other than an Interest Payment Date, as the result of (i) the breaking of any deposit obtained to fund this Certificate prior to the maturity thereof or (ii) the re-employment of such principal amount during the remaining term of the then applicable Interest Period at a rate lower than the Eurodollar Rate.

     "Funding Date" means the date of issuance of this Loan Certificate.

     "Funding Profits" means all cash profits which are realized by a Holder upon the payment or prepayment of any principal portion of this Certificate on a date other than an Interest Payment Date, as the result of (i) the breaking of any deposit obtained to fund this

Certificate prior to the maturity thereof or (ii) the re-employment of such principal amount during the remaining term of the then applicable Interest Period at a rate higher than the Eurodollar Rate.

      "Indenture" means the Trust Indenture and Mortgage (1992 757 [__]) dated as of December [__], 1992 between the Owner Trustee and the Mortgagee, as supplemented, amended or modified from time to time.

      "Interest Payment Date" means the last day of each Interest Period.

      "Interest Period" means the period commencing on December [__], 1992 and ending on July 1, 1993 and each successive period thereafter commencing on the Interest Payment Date for the then expiring Interest Period and ending on the date six months thereafter; provided that:

                 (1) if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall instead expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall instead expire on the next preceding Business Day;

                 (2) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (3) and (4) below, end on the last Business Day of a calendar month

                 (3) any Interest Period which ends in the same calendar month as a Principal Payment Date shall end on such Principal Payment Date; and

                 (4) if any Interest Period would otherwise extend beyond a Principal Payment Date, such Interest Period shall instead end on such Principal Payment Date.

           "Maturity Date" means July 1, 2011 (or, if such date is not a Business Day, the immediately preceding Business Day).

     "Margin" means ninety one-hundredths of one percent (0.90%) per annum.

     "Overdue Rate" means, with respect to any past due payment obligation, a rate per annum which is two percent (2%) per annum over the offered quotation to first class banks in the London interbank market by National Westminster Bank PLC at its principal office in London for Dollar deposits of amounts in same day funds comparable to the amount of such obligation for consecutive one-day periods, commencing on the due date of such obligation.

     "Principal Payment Date" means each January 1 and July 1 commencing July 1, 1993 and prior to the Maturity Date and also the Maturity Date, provided that if any Principal Payment Date would otherwise occur on a day which is not a Business Day, such Principal Payment Date shall instead be the immediately succeeding Business Day, unless such next succeeding Business Day shall be in the next calendar month, in which case such Principal Payment Date shall be the next preceding Business Day.

     "Reference Banks" means National Westminster Bank PLC, The Mitsubishi Trust and Banking Corporation and ABN AMRO Bank N.V.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, or any successor regulation.

     3. Interest shall be payable with respect to the first but not the last day of each Interest Period. All computations of interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. This Certificate shall bear interest at the Overdue Rate on any principal hereof, and, to the extent permitted by applicable law, interest and other amounts due hereunder not paid when due (whether at stated maturity, by acceleration or otherwise and after as well as before judgment), for any period during which the same shall be overdue, and such interest shall be payable on demand by the Holder hereof or the Mortgagee.

     4. In the event that not later than two Business Days prior to the first day of any Interest Period, the Holder shall have determined (which determination shall be final, conclusive and binding upon all parties but, with respect to the following clauses (1) and (2)(B), shall be made only after consultation with the Lessee, the Owner Trustee and the Mortgagee) that:

          (1) by reason of any changes arising after December 20, 1988 affecting the Eurodollar market or affecting the position of that Holder in such market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the Eurodollar Rate with respect to the principal amount of the Loan Certificate (or portion thereof) as to which an interest rate determination is then being made; or

          (2) by reason of (A) any change after the date hereof in any applicable law or any governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (B) other circumstances affecting that Holder or the Eurodollar market or the position of that Holder in such market (including, without limitation, official reserve requirements required by Regulation D to the extent not given effect in the Eurodollar Rate Reserve Percentage), the costs incurred by such Holder do not represent the effective cost to such Holder for Dollar deposits of amounts comparable to the outstanding principal amount of this Loan Certificate for the relevant period;

then, and in any such event, such Holder shall be an "Affected Holder" and its Loan Certificate shall be an "Affected Loan Certificate" and it shall promptly give notice (by telephone confirmed in writing) to the Lessee, the Owner Trustee and the Mortgagee of such determination. Thereafter, the Owner Trustee shall pay to the Affected Holder, upon written demand therefor, in addition to (but without duplication of) any amounts owing to such Holder under Section 20(b) of the Participation Agreement, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Holder shall reasonably determine) as shall be required to cause the Affected Holder to receive interest with respect to such Affected Loan Certificate for the Interest Period next following at a rate per annum equal to the sum of the Margin plus the effective pricing to the Affected Holder for Dollar deposits to make or maintain such Affected Loan Certificate. A certificate as to additional amounts owed to the Affected Holder, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the Lessee, the Owner Trustee and the Mortgagee by the Affected Holder shall, absent manifest error, be final, conclusive and binding upon the parties hereto.

     5. The Holder agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Holder under paragraph 4 if the additional moneys which would otherwise be required to be paid in respect of this Loan Certificate pursuant to paragraph 4 would be reduced by transferring this Loan Certificate to another branch or lending office of such Holder without resulting in an Illegality Event or incurring any material adverse regulatory consequences or costs for which the Owner Trustee or the Lessee is not willing to indemnify such Holder, such Holder will effect such transfer, and if such transfer cannot be effected, to transfer this Loan Certificate to such transferee as the Lessee may nominate for an amount equal to the principal amount of this Loan Certificate plus accrued interest and accrued fees, in which event the Owner Trustee shall pay to the Mortgagee for the account of the Affected Holder any Funding Costs or the Affected Holder shall pay to the Mortgagee, for refund to the Owner Trustee, any Funding Profits, as the case may be, resulting from such transfer (without duplication for other amounts, if any, payable pursuant to any other provision of the Operative Documents); provided that (x) the Holder shall not be obligated to pay the Mortgagee any Funding Profits during the continuance of a Lease Event of Default and (y) subject to the foregoing, such Holder shall remain entitled to compensation for amounts payable under paragraph 4 in connection with costs incurred prior to the date of any such transfer. The Owner Trustee hereby agrees to pay all reasonable expenses incurred by any Holder in utilizing another lending office of such Holder pursuant to this paragraph 5.

     6. By its acceptance of this Loan Certificate, the Holder represents and warrants to the Mortgagee, Lessee and the Owner Trustee that under applicable law and treaties in effect on the date of this Loan Certificate no taxes are required to be withheld by the Mortgagee or the Owner Trustee with respect to any payments to be made to such Holder hereunder. If such Holder is organized under the laws of any jurisdiction other than the United States or any State thereof (including the District of Columbia), it agrees to furnish to the Mortgagee, the Owner Trustee and the Lessee, two copies of either U.S. Internal Revenue Services Form 4224 or U.S. Internal Revenue Service Form 1001 and/or Form W-8 or any successor forms thereto (wherein such Holder claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and to provide to the Mortgagee, Lessee and the Owner Trustee a new Form 4224 or Form 1001 and/or Form W-8 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect or upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Holder, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption. The undertakings of the Holder hereunder shall not limit the rights or obligations of such Holder under Sections 7 and 9(z) of the Participation Agreement.

     7. Under certain circumstances set forth in the Participation Agreement, the Holder of this Certificate may be required to sell this Certificate to a Person designated by the Lessee or to the Owner Trustee or the Owner Participant.

     8. To the extent of funds received from or for the account of Lessee, the Owner Trustee shall prepay the outstanding principal amount of this Certificate, together with interest accrued and unpaid thereon to the date of prepayment and Funding Costs to the extent specified in the Participation Agreement:

          (i) upon the occurrence of an Event of Loss with respect to the Aircraft (unless, pursuant to Sections 10(a)(ii) of the Lease and Section
     5.6 of the Indenture, a replacement aircraft shall have been substituted for the Aircraft subject to such Event of Loss) on the date specified for payment with respect to such Event of Loss in Section 10(a)(i) of the Lease; or

          (ii) upon the Lessee's election to terminate the Lease as provided in
     Section 9 or 19(b) of the Lease, on the Termination Date of the Lease as provided in Section 9 or 19(b) of the Lease; or

          (iii) upon an optional redemption of all Certificates pursuant to
     Section 18 of the Participation Agreement.

     9. Upon the occurrence and during the continuance of any Indenture Event of Default, the Mortgagee may declare the entire principal amount of the Certificates, interest thereon and certain other amounts accrued under the Indenture to be forthwith due and payable (which acceleration may thereafter be rescinded as provided in the Indenture), or the foregoing amounts may become automatically due and payable pursuant to Section 4.3 of the Indenture, whereupon the Certificates, both as to principal and interest, and such other amounts shall be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Owner Trustee.

     10. Principal, interest and other amounts due hereunder shall be payable in U.S. dollars in same day funds not later than 11:00 A.M. (New York time) on the due date thereof, to the account of the Mortgagee designated in writing to the Owner Trustee. All such payments by the Owner Trustee shall be free and clear of and without reduction for or on account of any set off, counterclaim or wire or other similar charges.

     11. The Holder hereof, by its acceptance of this Certificate, agrees that each payment received by it hereunder shall be applied: first, to the payment of interest on this Certificate (as well as any interest on overdue principal or, to the extent permitted by law, interest and other amounts here under) due and payable to the date of such payment as hereinabove provided, second, to the payment of any other amount (other than the principal of or interest on this Certificate) due hereunder or under the Indenture, third, to the payment of the principal of this Certificate then due, and fourth, the balance, if any, remaining thereafter, to the payment of instalments of principal of this Certificate remaining unpaid in the inverse order of the maturity of such instalments.

     12. This Certificate is one of the Loan Certificates Due July 1, 2011, referred to in the Indenture and is entitled to the benefits thereof. The Indenture Estate is held by the Mortgagee as security, in part, for the Certificates. Reference is hereby made to the Indenture for a statement of the rights and obligations of the Holder hereof and the nature and extent of the security for this Certificate, and of the rights and obligations of the other Certificate Holders and the nature and extent of the security for the other Certificates, as well as a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptances of this Certificate.

     13. There shall be maintained a Certificate Register for the purpose of registering transfers and exchanges of Certificates at the Corporate Trust Office of the Mortgagee or at the office of any successor indenture trustee in the manner provided in Section 2.7 of the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, the Certificates may be assigned, and the Certificates are exchangeable for a like aggregate original principal amount of Certificates of different authorized denominations, as requested by the Certificate Holder surrendering the same.

     14. Prior to due presentment for registration of transfer of this Certificate, the Owner Trustee and the Mortgagee shall treat the Person in whose name this Certificate is registered as the absolute owner hereof for all purposes, whether or not this Certificate is overdue, and shall not be affected by notice to the contrary.

     15. Except as otherwise expressly provided in the next sentence, all payments to be made by the Owner Trustee under the Indenture and this Certificate shall be made only from the income and proceeds from the Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Indenture Estate to the extent included in the Indenture Estate to enable the Mortgagee to make payments in accordance with the terms hereof. The Holder hereof, by its acceptance of this Certificate, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to it as in the Indenture provided and that neither the Owner Trustee nor the Mortgagee is personally liable to it for any amounts payable under the Indenture or this Certificate or for any amounts payable or liability under any other Certificate or for the failure to perform any of its covenants in the Operative Documents. The foregoing shall not be construed as a waiver by the Mortgagee or any Certificate Holder of any rights which it may otherwise have against the Owner Trustee.

     16. This Loan Certificate shall not be secured by or be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless authenticated by the Mortgagee as evidenced by the manual signature of one of its authorized signatories on the certificate below.

     17. This Certificate shall be governed by and construed in accordance with the law of the State of New York.

                               *    *    *    *

     IN WITNESS WHEREOF, the Owner Trustee has caused this Certificate to be executed in its corporate name by its officer thereunto duly authorized, as of the date hereof.

                                               THE CONNECTICUT NATIONAL BANK,
                                               not in its individual capacity,
                                               but solely as owner trustee under
                                               the Trust Agreement


                                                       By
                                                         -----------------------
                                                         Title:


                             [FORM OF MORTGAGEE'S
                        CERTIFICATE OF AUTHENTICATION]

     This is one of the Certificates referred to in the within-mentioned Indenture.

                                               STATE STREET BANK AND TRUST
                                               COMPANY OF CONNECTICUT, NATIONAL
                                               ASSOCIATION, as Mortgagee



                                                       By
                                                         -----------------------
                                                         Authorized Signatory

                                                                         ANNEX A
                                                                              TO
                                                                LOAN CERTIFICATE

                        SCHEDULE OF PRINCIPAL PAYMENTS

                                                                 Percentage of
                                                                    Original
           Payment Date                                         Principal Amount
           Occurring on                                           To Be Paid
           ------------                                         ----------------

     SECTION 2.2 Issuance and Terms of Loan Certificates.

     On the Closing Date for the Aircraft, there shall be issued to each Loan Participant or its designee a Loan Certificate or Certificates dated such Closing Date, designated as having been issued in connection with such Aircraft, and payable to such Loan Participant, in an original principal amount equal to the amount of such Loan Participant's Owner Trust Advance.

     Each Loan Certificate shall bear interest at the rate provided therein (calculated on the basis of a year of 360 days for the actual number of elapsed days) on the unpaid original principal amount thereof from time to time outstanding, payable in arrears as specified in such Certificate. The principal amount of each Loan Certificate shall be payable on the dates and in the installments equal to the corresponding percentage of the principal amount as set out in Annex A to such Loan Certificate. Each Loan Certificate shall bear interest at the Overdue Rate (calculated on the basis of a year of 360 days and the actual number of days elapsed) on any part of the original principal amount and, to the extent permitted by applicable law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue.

     The Owner Trustee agrees to pay to the Mortgagee for distribution in accordance with Section 3.4 of this Trust Indenture any and all indemnity amounts received by the Owner Trustee which are payable by the Lessee in respect of the Holders of the Loan Certificates pursuant to Section 7 of the Participation Agreement.

     Before the Closing Date each Loan Participant shall be furnished as Annex A to the Loan Certificate issued to such Loan Participant an Amortization Schedule showing the portion of the principal amount payable on such Loan Certificate with respect to each installment payable on its Loan Certificate.

     The Loan Certificates shall be executed on behalf of the Owner Trustee by its Chairman of the Board, its President or one of its Vice Presidents, Assistant Vice Presidents or Assistant Secretaries or other authorized officer. Loan Certificates bearing the signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Loan Certificates or did not hold such offices at the respective dates of such Loan Certificates. The Owner Trustee may from time to time execute and deliver Loan Certificates with respect to the Aircraft to the Mortgagee for authentication upon original issue and such Loan Certificates shall thereupon be authenticated and delivered by the Mortgagee upon the written request of the Owner Trustee signed by a Vice President or Assistant Vice President or other authorized officer of the Owner Trustee, provided that each such request shall specify the aggregate principal amount of all Loan Certificates to be authenticated hereunder on original issue with respect to the Aircraft. Each Loan Certificate shall be dated the date of its authentication, which shall be the Closing Date in the case of the original issuance of Loan Certificates. No Loan Certificate shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Loan Certificate a certificate of authentication in the form provided for herein executed by the Mortgagee by the manual signature of one of its authorized officers and such certificate upon any Loan Certificates shall be conclusive evidence, and the only evidence, that such Loan Certificate has been duly authenticated and delivered hereunder.

     SECTION 2.3 Payments from Indenture Estate Only.

     Without impairing any of the other rights, powers, privileges, liens or security interests of the holders of the Loan Certificates under this Indenture, each holder of a Loan Certificate, by its acceptance of a Loan Certificate, agrees that as between it and the Owner Trustee, (i) the obligation to make all payments of principal amount and interest on the Loan Certificates, Funding Costs and Increased Cost and the performance by the Owner Trustee of every obligation or covenant contained in this Indenture and in the Participation Agreement or any of the other Operative Documents, shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Indenture Estate to enable the Mortgagee to make such payments in accordance with the terms of Article III hereof, and all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Indenture and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate; therefore, anything contained in this Indenture or such other agreements to the contrary notwithstanding (except for any express provisions or representations that the Owner Trustee is responsible for, or is making, in its individual capacity, for which there would be personal liability of the Owner Trustee), no recourse shall be had with respect to this Indenture or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; and (ii) none of the Owner Trustee, in its individual capacity, the Owner Participant, and the Mortgagee and any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them shall have any personal liability for any amounts payable hereunder, under the Participation Agreement or any of the other Operative Documents or under the Loan Certificates; provided, that nothing contained in this Section 2.3 shall be construed to limit the exercise and enforcement in accordance with the terms of this Indenture or such other agreements of rights and remedies against the Trust Estate. These provisions are not intended as any release or discharge of the indebtedness represented by the Loan Certificates and this Indenture, but are intended only as a covenant not to sue or otherwise make or attempt to enforce any claim against the Owner Participant or the Owner Trustee or the Mortgagee in their individual capacities or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them for a deficiency, the indebtedness represented by this Indenture and the Loan Certificates to remain in full force and effect as fully as though these provisions were not contained in this Indenture. The Owner Trustee hereby acknowledges that the holders of the Loan Certificates have expressly reserved all their legal rights and remedies against the Trust Indenture Estate, including, without limitation of the generality of the foregoing, the right, in the event of a default in the payment of all or part of the original principal amount or interest on any Loan Certificates, or upon the occurrence and continuation of any other Event of Default under this Trust Indenture, to foreclose upon this Trust Indenture, and/or to receive the proceeds from the Trust Indenture Estate and otherwise to enforce any other right under this Indenture. Nothing in this Section 2.3 shall release the Owner Participant from personal liability, or constitute a covenant not to sue the Owner Participant in its individual capacity, for any breach by it of any of its covenants contained in Sections 9 or 11 of the Participation Agreement or for any of the payments it has agreed to make pursuant to Sections 9 or 17 of the Participation Agreement. In addition, nothing in this Section 2.3 shall release the Owner Trustee, in its capacity as Owner Trustee under the Trust Agreement or in its individual capacity, as the case may be, from personal liability, or constitute a covenant not to sue the Owner Trustee in its capacity as Owner Trustee or in its individual capacity, as the case may be, for any breach by it of any representations, warranties or covenants of the Owner Trustee in its capacity as Owner Trustee or in its individual capacity, as the case may be, contained in the Operative Documents.

     SECTION 2.4 Method of Payment.

     (a) The principal amount of and interest on and other amounts due under each Loan Certificate will be payable in Dollars in immediately available funds not later than 11:00 a.m., New York time, on the due date of payment to the Mortgagee at the Corporate Trust Office for distribution among the holders of the Loan Certificates. The Owner Trustee shall not have any responsibility for the distribution of such payment to any holders of the Loan Certificates. Notwithstanding the foregoing or any provision in any Loan Certificate to the contrary, the Mortgagee will pay or cause to be paid, if so directed in writing by the holder of a Loan Certificate or the Owner Participant (with a copy to the Owner Trustee and the Lessee), all such amounts payable by the Owner Trustee hereunder, and under such holder's Loan Certificate or Loan Certificates to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Indenture or to the Owner Participant hereunder) by transferring by wire in immediately available funds in Dollars, prior to 2:00 p.m. New York time on the due date of payment, to an account maintained by such holder or the Owner Participant, as the case may be, with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder or the Owner Participant, as the case may be, maintained at such bank. In the event the Mortgagee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Mortgagee, in its individual capacity and not as trustee, agrees to compensate the holders of the Loan Certificates and the Owner Participant for loss of use of funds. Any payment made hereunder shall be made without any presentment or surrender of any Loan Certificate, except that, in the case of the final payment in respect of any Loan Certificate, such Loan Certificate shall be surrendered to the Mortgagee. Notwithstanding any other provision of this Indenture to the contrary, the Mortgagee shall not be required to make wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Mortgagee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 11:00 a.m., New York time at the place of payment. Prior to the due presentment for registration of transfer of any Loan Certificate, the Owner Trustee and the Mortgagee may deem and treat the person in whose name any Loan Certificate is registered on the Loan Certificate Register as the absolute owner and holder of such Loan Certificate for the purpose of receiving payment of all amounts payable with respect to such Loan Certificate and for all other purposes, and neither the Owner Trustee nor the Mortgagee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered holder of a Loan Certificate, all payments to it shall be made in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other manner of payment by notice to the Mortgagee in accordance with this Section 2.4.

     (b) The Mortgagee, as agent for the Owner Trustee, shall exclude and withhold from each payment of principal amount and interest or other amounts due hereunder or under Loan Certificates any and all withholding taxes applicable thereto as required by law. The Mortgagee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Loan Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Loan Certificates, that it will file any necessary withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each holder of the Loan Certificates (with a copy to the Owner Trustee and the Lessee) appropriate receipts showing the payment thereof, together with such additional documentary evidence as such holder may reasonably request from time to time.

     SECTION 2.5 Application of Payments.

     In the case of each Loan Certificate, each payment of original principal amount and interest or other amounts due thereon shall be applied, first, to the payment of accrued interest on such Loan Certificate to the date of such payment (as well as any interest on any overdue principal amount, and to the extent permitted by law, interest and other amounts thereunder), second, to the payment of any other amount (other than the principal amount of such Loan Certificate) due hereunder or under such Loan Certificate, third, to the payment of the unpaid principal amount of such Loan

Certificate then due thereunder and fourth, the balance, if any, remaining thereafter, to the payment of the original principal amount of such Loan Certificate remaining unpaid (provided that such Loan Certificate shall not be subject to prepayment except as provided therein). The amounts paid pursuant to clause fourth above shall be applied to the installments of principal amount of such Loan Certificate in the reverse order of their normal maturity.

     SECTION 2.6 Termination of Interest in Trust Indenture Estate.

     A holder of a Loan Certificate shall not, as such, have any further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal amount of, Funding Costs, if any, Increased Cost, if any, and interest on and other amounts due under all Loan Certificates held by such holder and all other sums payable out of the Trust Indenture Estate to such holder hereunder and under the Participation Agreement (collectively, the "Secured Obligations") shall have been paid in full.

     SECTION 2.7 Registration, Transfer and Exchange of Loan Certificates.

     The Mortgagee shall keep a register (herein sometimes referred to as the "Loan Certificate Register") in which the Mortgagee shall provide for the registration of Loan Certificates and the registration of transfers of Loan Certificates. The Loan Certificate Register shall be kept at the Corporate Trust Office of the Mortgagee, and the Mortgagee is hereby appointed "Loan Certificate Registrar" for the purpose of registering Loan Certificates, and transfers of Loan Certificates as herein provided. Upon surrender for registration of transfer of any Loan Certificate at the Corporate Trust Office of the Mortgagee, the Owner Trustee shall execute, and the Mortgagee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Loan Certificates of a like aggregate principal amount. At the option of the holder, Loan Certificates may be exchanged for other Loan Certificates of any authorized denominations, of a like aggregate principal amount, upon surrender of the Loan Certificates to be exchanged at the Corporate Trust Office. Whenever any Loan Certificates are so surrendered for exchange, the Owner Trustee shall execute, and the Mortgagee shall authenticate and deliver, the Loan Certificates which the holder making the exchange is entitled to receive. All Loan Certificates issued upon any registration of transfer or exchange of Loan

Certificates shall be the valid obligations of the Owner Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Loan Certificates surrendered upon such registration of transfer or exchange. Every Loan Certificate presented or surrendered for registration of transfer, shall (if so required by the Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Mortgagee duly executed by the holder thereof or his attorney duly authorized in writing, and the Mortgagee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act of 1933, as amended and the securities laws of any state. The Mortgagee shall make a notation on each new Loan Certificate of the amount of all payments of principal amount previously made on the old Loan Certificate or Loan Certificates with respect to which such new Loan Certificate is issued and the date to which interest on such old Loan Certificate or Loan Certificates has been paid. The Owner Trustee shall not be required to exchange any surrendered Loan Certificates as provided above during the ten-day period preceding the due date of any payment on such Loan Certificate. The Owner Trustee may deem the person in whose name any Loan Certificate shall have been issued and registered as the absolute owner and holder of such Loan Certificate for the purpose of receiving payment of all amounts payable by the Owner Trustee with respect to such Loan Certificate and for all purposes until a notice stating otherwise is received from the Mortgagee. The Mortgagee will promptly notify the Owner Trustee and the Lessee of each registration of a transfer of a Loan Certificate. Any such transferee of a Loan Certificate, by its acceptance of a Loan Certificate, agrees to the provisions of the Participation Agreement applicable to Certificate Holders, and shall be deemed to have represented, warranted and covenanted to the parties to the Participation Agreement as to the matters set forth in the Participation Agreement.

     SECTION 2.8 Mutilated, Destroyed, Lost or Stolen Loan Certificates.

     If any Loan Certificate shall become mutilated, destroyed, lost or stolen, the Owner Trustee shall, upon the written request of the holder of such Loan Certificate, execute and the Mortgagee shall authenticate and deliver in replacement thereof a new Loan Certificate, payable in the same principal amount, dated the same date and designated as issued in connection with the Aircraft. If the Loan Certificate being replaced has become mutilated, such Loan Certificate shall be surrendered to the Mortgagee and a photocopy

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

thereof shall be furnished to the Owner Trustee. If the Loan Certificate being replaced has been destroyed, lost or stolen the holder of such Loan Certificate shall furnish to the Owner Trustee and the Mortgagee such security or indemnity as may be required by them to save the Owner Trustee and the Mortgagee harmless and evidence satisfactory to the Owner Trustee and the Mortgagee of the destruction, loss or theft of such Loan Certificate and of the ownership thereof.

     SECTION 2.9 Payment of Expenses on Transfer.

     Upon the issuance of a new Loan Certificate or Loan Certificates pursuant to Section 2.7 or 2.8 hereof, the Owner Trustee and/or the Mortgagee may require from the party requesting such new Loan Certificate or Loan Certificates payment of a sum to reimburse the Owner Trustee and the Mortgagee for, or to provide funds for, the payment of any tax or other governmental charge in connection therewith or any charges and expenses connected with such tax or other governmental charge paid or payable by the Owner Trustee or the Mortgagee.

     SECTION 2.10 Optional and Mandatory Prepayment.

     On any date fixed for prepayment under the Certificates, same day funds in Dollars shall be deposited by the Owner Trustee in the account of the Mortgagee at the place and by the time and otherwise in the manner provided in the Certificates, in an amount equal to the principal amount of Certificates to be prepaid together with accrued and unpaid interest thereon to the date fixed for such prepayment and all other sums then due and payable hereunder and thereunder.

     SECTION 2.11 Optimization.

     If pursuant to Section 19 of the Participation Agreement the Lessee elects to optimize the rent and debt payment structures by revising the Amortization Schedule (subject to the limitations and conditions set forth in Section 19 of the Participation Agreement), then the terms and conditions of such revised Amortization Schedule shall be set forth in a supplement to this Indenture executed by the Owner Trustee and the Mortgagee. The Mortgagee shall execute and deliver any such supplement upon receipt by the Mortgagee and each holder of Loan Certificates of the following, each in form and substance satisfactory to the Mortgagee and each holder of Loan Certificates:

     (a) a copy of such supplemental indenture together with a written request of the Owner Trustee and the Owner Participant that the Mortgagee execute such supplemental indenture;

     (b) a certificate of the Owner Trustee stating that it has been instructed by the Owner Participant to enter into such supplemental indenture and that no Indenture Event of Default as to the Owner Trustee referred to in subsection
(b), (c), (d) or (e) of Section 4.2 hereof, or any event which, with notice or passage of time or both, will constitute such Indenture Event of Default, has occurred and is continuing;

     (c) a certificate of the Owner Participant stating that the new Amortization Schedule complies with Section 19 of the Participation Agreement and that it has instructed the Owner Trustee to enter into such supplemental indenture and that no Indenture Event of Default as to the Owner Participant referred to in subsection (c), (d), (e), (f) or (g) of Section 4.2 hereof, or any event which, with notice or passage of time or both, will constitute such Indenture Event of Default, has occurred and is continuing;

     (d) a certificate of the Lessee stating that no Lease Event of Default, or any event which, with notice or passage of time or both, will constitute a Lease Event of Default has occurred and is continuing; and

     (e) such other documents, certificates and opinions as the Mortgagee and the Certificate Holders may reasonably request.

     Each Certificate Holder shall exchange the Loan Certificates held by it immediately prior to such optimization for new Loan Certificates containing new Amortization Schedules provided that the failure of any Certificate Holder to surrender its Loan Certificate for exchange shall not affect or prevent such optimization and any Loan Certificate not so surrendered shall be deemed to have been modified in accordance with such Indenture Supplement.

     SECTION 2.12 Assumption of Loan Certificates by Lessee.

     If, in accordance with Section 9(b) or 19(b) of the Lease, and subject to the provisions of Section 9(b) or 19(b), as the case may be, thereof, Lessee shall assume (on a full recourse basis) all of the obligations of the Owner Trustee hereunder, under the Loan Certificates and all other Operative Documents by supplemental indenture satisfactory to the Mortgagee, the Owner Trustee and the Certificate Holders, then upon delivery of such supplemental indenture, payment by Lessee of all expenses (including reasonable fees and expenses of counsel) of the Owner Trustee, the Owner Participant, the Certificate Holders and the Mortgagee and delivery of an opinion (in form, scope and substance satisfactory to such Persons) of counsel for Lessee (which may be Lessee's General Counsel) to the effect that such assumption has been duly and validly effected, the Owner Trustee and the Owner Participant shall be released and discharged from any further obligations hereunder and under the Loan Certificates and all other Operative Documents.

     SECTION 2.13 Funding Costs; Increased Cost; Illegality Events.

     The Loan Certificates are subject to the provisions of Sections 18, 19 and 20 of the Participation Agreement. Amounts payable by the Owner Trustee thereunder as Funding Costs and Increased Cost shall constitute amounts payable under the Loan Certificates and pursuant to this Indenture for all purposes hereof, shall be obligations secured by the Lien of this Indenture, and shall be subject to the provisions hereof, including without limitation Section 2.3 hereof. Each Certificate Holder, by its acceptance of a Loan Certificate, agrees
(i) to pay to the Owner Trustee any amount which may be payable by it as Funding Profits as and when due under the terms of the Participation Agreement, (ii) to perform its obligations with respect to an Increased Cost or Illegality Event as provided in the Participation Agreement and (iii) to perform its obligations set forth in paragraphs 4 and 5 of its Loan Certificate.

     SECTION 2.14 Option to Purchase Loan Certificates.

     Each Certificate Holder, by accepting a Loan Certificate, agrees that if
(a) (i) an Indenture Event of Default under this Indenture shall have occurred and be continuing and the Mortgagee shall have either given the notice referred to in Section 4.4 or declared the principal amount of the Loan Certificates to be due and payable as provided in Section 4.4(b) or (c) hereof or (ii) the Lessee shall be in default (in whole or in part) in the payment, when due, of Basic Rent, or a Lease Event of Default shall have occurred and be continuing and (b) the Owner Trustee or the Owner Participant, within 90 days after receiving the notice from the Mortgagee pursuant to Section 4.4 hereof or within 90 days after receiving written notice from any Certificate Holder or any other source of such failure to pay Basic Rent or any such Lease Event of

Default, shall have given written notice to the Mortgagee and all Certificate Holders of its intention to purchase all outstanding Loan Certificates in accordance with this Section 2.14, then, upon receipt within five Business Days (during which five Business Days period the Mortgagee and Certificate Holders shall suspend the exercise of remedies under this Trust Indenture and the Lease) after such notice from the Owner Trustee or the Owner Participant of an amount equal to the sum of (1) the aggregate unpaid principal amount of all Loan Certificates held by such Certificate Holders, together with accrued but unpaid interest thereon to the date of such receipt, plus (2) the aggregate amount, if any, of all other Secured Obligations payable to the Certificate Holders but with the Funding Costs, if any, such Certificate Holders will forthwith sell, assign, transfer and convey to the Owner Trustee or the Owner Participant, as the case may be (without representation, recourse or warranty of any kind other than of title to the Loan Certificates so conveyed), all the right, title and interest of such Certificate Holders in and to the Trust Indenture Estate, this Indenture, all Loan Certificates held by such Certificate Holders and such Certificate Holders' rights under the Participation Agreement (except that such Certificate Holders shall retain such Certificate Holders' rights under Section 7 of the Participation Agreement with respect to any claim for which such Certificate Holders shall be entitled to reimbursement or indemnification thereunder whether before or after such conveyance) and the Owner Trustee or the Owner Participant, as the case may be, shall thereupon assume all of such Certificate Holders' rights and obligations under such documents; provided, however, that no Certificate Holder shall be required to convey the Loan Certificates held by it unless (aa) all other Loan Certificates at the time outstanding shall be simultaneously purchased by the Owner Trustee or the Owner Participant pursuant to this Section 2.14 and (bb) no such conveyance shall be in violation of any applicable laws and (cc) all charges and expenses required to be paid pursuant to Section 2.9 in connection with the issuance of any new Loan Certificates shall have been paid by the Owner Participant or the Owner Participant shall have agreed to pay the same.

                                  ARTICLE III

                   RECEIPT, DISTRIBUTION AND APPLICATION OF
                    INCOME FROM THE TRUST INDENTURE ESTATE

     SECTION 3.1 Basic Rent Distribution.

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

     Except as otherwise provided in Section 3.3 hereof, each installment of Basic Rent, any payment of interest on overdue installments of Basic Rent and any payment received by the Mortgagee as contemplated by Section 4.3 hereof or as payment of the Excess Amount or Prepaid Rent referred to in Section 3(c) and 3(g), respectively, of the Lease shall be promptly distributed in the following order of priority: first, so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of principal and interest and other amounts (as well as any interest on overdue principal and, to the extent permitted by law, on premium, if any, interest and other amounts) then due under all Loan Certificates shall be distributed to the holders of such Loan Certificates ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each such Loan Certificate bears to the aggregate amount of the payments then due under all such Loan Certificates; and, second, the balance, if any, of such installment remaining thereafter shall be distributed to the Owner Trustee; provided, however, that if a Lease Event of Default or any other Event of Default shall have occurred and be continuing, then such balance shall not be distributed as provided in this clause "second" but shall be held by the Mortgagee as part of the Trust Indenture Estate and invested, as directed by (or in the absence of same, in investments of the type described in Section 22 of the Lease) the Owner Trustee (the loss on any such investment to be at the risk of the Certificate Holders) until whichever of the following shall first occur:
(i) all Events of Default shall have been cured or waived, in which event such balance shall be distributed as provided in this clause "second", or (ii)
Section 3.3 hereof shall be applicable, in which event such balance shall be distributed in accordance with the provisions of said Section 3.3, or (iii) the first Principal Payment Date (as defined in the Loan Certificates) occurring 180 days after the receipt of such payment in which case such payment shall be distributed as provided in this clause "second".

     SECTION 3.2 Event of Loss and Replacement; Termination.

     Except as otherwise provided in Section 3.3, any payment received by the Mortgagee with respect to the Aircraft or any component thereof pursuant to
Section 9, 10 or 19 of the Lease or Section 18 of the Participation Agreement shall be applied to prepayment of the Certificates and to all other amounts payable thereunder and hereunder by applying such funds: first, to reimburse the Mortgagee and the Certificate Holders for any Expenses reasonably incurred in connection with such prepayment

(other than Funding Costs), second, as provided in clause "second" of Section 3.3, third, as provided in clause "third" of Section 3.3, fourth, as provided in clause "fourth" of Section 3.3 and fifth the balance of any such payments or amounts remaining thereafter shall be distributed to the Owner Trustee; provided that if a Replacement Airframe or Replacement Engine(s) is to be substituted for an Airframe or Engine subject to an Event of Loss as provided in Section 10 of the Lease and Section 5.6 hereof, any proceeds which result from such Event of Loss and are paid to the Mortgagee shall be held by the Mortgagee as part of the Indenture Estate and, unless otherwise applied pursuant to Section 3.3, shall be released to the Owner Trustee or the Lessee, pursuant to the terms of the Lease, at the Owner Trustee's written request upon the release of the Airframe or Engine subject to such Event of Loss and the replacement thereof as provided in the Lease.

     SECTION 3.3 Payment After Indenture Event of Default, etc.

     Except as otherwise provided in Sections 3.4(b), 3.4(c) and 3.5(ii), all payments received and amounts held or realized by the Mortgagee after an Indenture Event of Default shall have occurred and be continuing or after the Certificates shall have become due and payable as provided in Section 4.4(b) or
(c), as well as all payments or amounts then held by the Mortgagee as part of the Indenture Estate, shall be promptly distributed by the Mortgagee in the following order of priority:

          first, so much of such payments or amounts as shall be required to reimburse the Mortgagee for any Expenses (including, without limitation, the expenses of, any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Mortgagee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Mortgagee, liquidated or otherwise, upon such Indenture Event of Default) shall be applied by the Mortgagee in reimbursement of such Expenses;

          second so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Certificate Holders for payments made pursuant to Section 5.3 (to the extent not previously reimbursed) shall be distributed to such Certificate Holders ratably, without priority of one over any other, in accordance with the amount of the payment or payments made by each such then existing or prior Certificate Holder pursuant to Section 5.3 and applicable (in the case of each such then existing Certificate Holder) as provided in
     Section 5.3 to the Certificates held by such existing Certificate Holder at the time of distribution by the Mortgagee;

          third, so much of such payments or amounts remaining as shall be required to pay in full any Funding Costs payable to the Certificate Holders hereunder or under the Participation Agreement but not previously distributed to them shall be distributed to those Certificate Holders entitled thereto; and

          fourth, so much of such payments or amounts remaining as shall be required to pay to the Certificate Holders all principal, interest and other amounts then due and payable pursuant to the Certificates and this Indenture and remaining unpaid shall be distributed to the Certificate Holders;

          fifth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee.

     SECTION 3.4 Certain Payments.

     (a) Except as otherwise provided in this Indenture, any payments received by the Mortgagee for which provision as to the application thereof is made in the Lease, the Participation Agreement or any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of the Lease, the Participation Agreement or such other Operative Document, as the case may be.

     (b) The Mortgagee will distribute promptly upon receipt any indemnity payment received by it from the Owner Trustee or the Lessee in respect of the Mortgagee in its individual capacity or any Certificate Holder pursuant to Sections 7, 17 or 20 of the Participation Agreement or Section 2.3 hereof or as Supplemental Rent, directly to the Person entitled thereto.

     (c) Notwithstanding anything to the contrary contained in this Article III, any sums received by the Mortgagee which constitute Excluded Payments shall be distributed promptly upon receipt by the Mortgagee directly to the Person or Persons entitled thereto.

     (d) The Mortgagee will distribute promptly to the Owner Trustee any amount received by the Mortgagee from any Certificate

Holder in respect of any Funding Profits required to be paid by such Certificate Holder to the Owner Trustee pursuant to the Certificate held by such Holder.

     SECTION 3.5 Other Payments.

     Any payments received by the Mortgagee for which no provision as to the application thereof is made in the Lease, the Participation Agreement, elsewhere in this Indenture or in any other Operative Document shall be distributed by the Mortgagee (i) to the extent received or realized at any time prior to the payment in full of all obligations to the Certificate Holders secured by the lien of this Indenture, in the order of priority specified in Section 3.1 and
(ii) to the extent received or realized at any time after payment in full of all obligations to the Certificate Holders secured by the lien of this Indenture, in the following order of priority: first, in the manner provided in clause "first" of Section 3.3 and second, in the manner provided in clause "fifth" of Section 3.3.

     SECTION 3.6 Payments to Owner Trustee.

     Any amounts distributed hereunder by the Mortgagee to the Owner Trustee shall be paid to the Owner Trustee by wire transfer of funds of the type received by the Mortgagee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner Trustee to the Mortgagee from time to time. The Owner Trustee hereby notifies the Mortgagee that unless and until the Mortgagee receives notice to the contrary from the Owner Trustee all amounts to be distributed to the Owner Trustee pursuant to clause "second" of Section 3.1 shall be distributed by wire transfer of funds of the type received by the Mortgagee to such account of the Owner Participant as the Owner Trustee may specify by notice to the Mortgagee.

     SECTION 3.7 Investment of Amounts Held by Mortgagee.

     Any amounts held by the Mortgagee pursuant to the provisos to the first sentence of Section 3.1, pursuant to Section 3.2, or pursuant to any provision of any other Operative Document providing for amounts to be held by the Mortgagee which are not distributed pursuant to the other provisions of this
Article III shall be invested by the Mortgagee from time to time in Permitted Investments selected by the Owner Trustee. Unless otherwise expressly provided in this Indenture, any income realized as a result of any such investment, net of the Mortgagee's reasonable fees and expenses in making such investment, shall be held and applied by the Mortgagee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Mortgagee shall not be liable for any loss resulting from any investment required to be made by it under this Indenture other than by reason of its wilful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Mortgagee without instructions whenever such sale is necessary to make a distribution required by this Indenture.

                                  ARTICLE IV

            COVENANTS OF THE BANK AND THE OWNER TRUSTEE; EVENTS OF
                        DEFAULT; REMEDIES OF MORTGAGEE

     SECTION 4.1 Covenants of the Bank and the Owner Trustee.

     (a) The Bank hereby covenants and agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens attributable to it with respect to any of the properties or assets of the Indenture Estate and will not, without the consent of the Mortgagee, permit the termination or modification of the Trust Agreement.

     (b) The Owner Trustee hereby covenants and agrees as follows:

          (i) the Owner Trustee will duly and punctually perform its obligations under the Lease, will duly and punctually pay the principal of and interest on, and all other amounts due under, the Certificates and hereunder in accordance with the terms of the Certificates and this Indenture and all amounts payable by it to the Certificate Holders under the Participation Agreement;

          (ii) the Owner Trustee (x) will not cause or permit to exist a Lessor Lien attributable to or caused by it or the Owner Participant with respect to the Aircraft or any other portion of the Indenture Estate, (y) will promptly, at its own expense, take such action as may be necessary duly to discharge any Lessor Lien attributable to or caused by it or the Owner Participant and (z) will make restitution to the Indenture Estate for any actual diminution of the assets of the Indenture Estate resulting from such Lessor Liens attributable to or caused by it or the Owner Participant;

          (iii) in the event a responsible officer in the Corporate Trust Department of the Owner Trustee shall have Actual Knowledge of an Indenture Default or an Event of Loss, the Owner Trustee will, to the extent notice is not otherwise given by Lessee, give prompt written notice of such Indenture Default or Event of Loss to the Mortgagee, the Lessee and each Certificate Holder;

          (iv) the Owner Trustee will furnish to the Holder of each Certificate at the time outstanding and to the Mortgagee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease, to the extent that the Owner Trustee shall have received notice that the same shall not have been furnished to such Certificate Holder or the Mortgagee pursuant to the Lease;

          (v) except as contemplated by this Indenture or any other Operative Document, the Owner Trustee will not, without the consent of the Mortgagee, contract for, create, incur, assume or suffer to exist any indebtedness and will not guarantee (directly or indirectly or by, an instrument having the effect of assuring another's payment or performance or any obligation or capability of doing so or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the indebtedness of any other Person;

          (vi) the Owner Trustee will not, without the consent of the Mortgagee, enter into any business or other activity other than the business of owning the Aircraft, the leasing thereof to the Lessee and the carrying out of the transactions contemplated hereby and by the Lease, the Participation Agreement, the Trust Agreement and the other Operative Documents; and

          (vii) the Owner Trustee will not, without the prior written consent of the Mortgagee acting at the direction of all Certificate Holders, terminate, amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting the Certificate Holders.

     SECTION 4.2 Indenture Event of Default.

     "Indenture Event of Default" means any of the following events (whatever the reason for such Indenture Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) any Lease Event of Default (other than a Lease Event of Default arising solely by reason of the failure to make an Excluded Payment);

     (b) (i) other than by reason of a Lease Event of Default or a failure by the Mortgagee to pay monies over received by it, (x) the failure of the Owner Trustee to pay when due any payment of principal of or interest on any Certificate and such failure shall have continued unremedied for 10 calendar days, or (y) the failure of the Owner Trustee to pay when due any other amount due and payable hereunder or under any Certificate and such failure shall have continued unremedied for 15 days after notice thereof to the Owner Trustee from the Mortgagee, or (ii) the failure of the Lessee or the Owner Participant to pay when due any amount payable to the Mortgagee or Certificate Holders pursuant to the Participation Agreement (including, without limitation, Section 7 thereof) and such failure shall have continued unremedied for 30 days after notice thereof to the Owner Trustee and the Lessee from the Mortgagee;

     (c) any representation or warranty made by the Owner Participant, the Owner Trustee or the Bank herein or in the Participation Agreement shall prove to have been false or incorrect when made in any respect material to the Certificate Holders and such falseness or incorrectness shall be material at the time when notice thereof shall have been given by the Mortgagee to the Owner Participant, the Owner Trustee or the Bank, as the case may be, and if curable shall not have been cured (such that such representation or warranty is true and correct on and as of the date of such cure) within 30 days after such notice;

     (d) any failure by the Owner Trustee to observe any of its covenants in
Section 4.1(b)(ii) or (iii) hereof or Section 9(g) of the Participation Agreement and such default shall continue for a period of 30 days after a responsible officer in the Corporate Trust Department of the Owner Trustee shall have Actual Knowledge of such default or any failure by the Owner Participant to observe any of its covenants in Section 9(b) or 9(g) of the Participation Agreement;

     (e) any failure by the Owner Participant, the Owner Trustee or the Bank to observe or perform any other covenant or obligation of such Owner Participant, the Owner Trustee or the Bank, as the case may be, contained in this Indenture or in the Participation Agreement which, in any case, is not remedied within a period of 30 calendar days after notice thereof has been given by the Mortgagee to both the Owner Participant and the Bank;

     (f) the Trust Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant or the party, if any, guaranteeing its obligations under any Operative Document to which it is a party shall (i) be generally not paying its debts as they become due within the meaning of the United States Bankruptcy Code, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property or (v) take corporate or comparable action for the purpose of any of the foregoing;

     (g) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Owner Participant, a custodian, receiver, trustee or other officer with similar powers with respect to the Owner Participant, or any guarantor, as aforesaid, or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Owner Participant, or any guarantor, as aforesaid, or if any petition for any such relief shall be filed against the Owner Participant, or any guarantor, as aforesaid, and such petition shall not be dismissed within, or the order shall be unstayed and remain in effect for a period of, 60 days; or

     (h) any failure by the Owner Participant or the Owner Trustee to observe or perform any of its covenants set forth in Section 9(b) of the Participation Agreement.

     SECTION 4.3 Certain Rights.

     In the event of a Lease Event of Default arising from any default by Lessee in the payment of any installment of Basic Rent due under the Lease, the Owner Participant may on or before the tenth day following receipt by the Owner Participant of notice from the Mortgagee or any Certificate Holder of such Lease Event of Default (prior to the expiration of which ten-day period the Mortgagee shall not, without the consent of the Owner Participant, declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, powers or remedies pursuant to Section 15 thereof or Article IV hereof), without the consent or concurrence of any Certificate Holder and as long as no Indenture Event of Default other than such Lease Event of Default shall be continuing, pay, as provided in Section 2.4 hereof, for application in accordance with
Section 3.1 hereof a sum equal to the amount of all (but not less than all) such overdue Basic Rent, including all such original principal amount and interest as shall then (without regard to any acceleration pursuant to Section 4.4(c) hereof) be due and payable on the Loan Certificates. In the event of a Lease Event of Default arising from any default by Lessee in any obligation under the Lease other than the payment of Basic Rent, Stipulated Loss Value or Termination Value, the Owner Participant may on or before the tenth day following receipt by the Owner Participant of notice from the Mortgagee of any Certificate Holder of such Lease Event of Default (prior to the expiration of which ten-day period the Mortgagee shall not, without the consent of the Owner Participant, declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, power or remedies pursuant to Section 15 thereof or Article IV hereof), without the consent or concurrence of any Certificate Holder and so long as no Indenture Event of Default other than such Lease Event of Default shall be continuing, instruct the Owner Trustee to exercise the Owner Trustee's rights under Section 21 of the Lease to perform such obligation on behalf of Lessee provided that the Owner Participant shall have provided the Owner Trustee with al funds required to remedy such default. Solely for the purpose of determining whether there exists an Indenture Event of Default, (a) any payment by the Owner Participant pursuant to, and in compliance with, the first sentence of this Section 4.3 shall be deemed to remedy any default by Lessee in the payments of installments of Basic Rent theretofore due and payable and to remedy any default by the Owner Trustee in the payment of any amount due and payable under the Loan Certificates or hereunder, and (b) any performance by the Owner Trustee of any obligation of Lessee under the Lease pursuant to, and in compliance with, the second sentence of this Section 4.3 shall be deemed to remedy any Lease Event of Default to the same extent that like performance by Lessee itself would have remedied such Lease Event of Default (but such payment or performance shall not relieve Lessee of its duty to pay all Rent and perform all its obligations pursuant to the Lease). If, on the basis specified in the preceding sentence, any Lease Event of Default shall have been remedied, then any declaration pursuant to Section 15 of the Lease that the Lease is in default, and any declaration pursuant to this Indenture that the Loan Certificates are due and payable or that an Event of Default exists hereunder, based upon such Lease Event of Default, shall be deemed to be rescinded, and the Owner Participant shall (to the extent of any such payments made by it) be subrogated to the rights of the Certificate Holders hereunder to receive such payment of Rent from the Mortgagee, and the payment of interest on account of such Rent being overdue, and shall be entitled to receive such payment upon receipt thereof by the Mortgagee; provided that no such amount shall be paid to the Owner Participant if an Event of Default shall have occurred and be continuing and until all amounts then due and payable to each Certificate Holder hereunder and thereunder shall have been paid in full; and provided, further, so long as any Secured Obligations are outstanding neither the Owner Participant nor the Owner Trustee shall attempt to recover any such amount paid by it on behalf of the Lessee pursuant to this Section 4.3 except by demanding of the Lessee payment of such amount or by an action against the Lessee to require the payment of such amount; and further, provided, that:

          (x) this Section 4.3 shall not apply with respect to any default in the payment of Basic Rent due under the Lease, if Lessee itself shall have failed to pay Basic Rent in the manner required under the Lease with respect to (i) the third Basic Rent payment date immediately preceding the date of such default or (ii) more than six Basic Rent payment dates, and

          (y) the second sentence of this Section 4.3 shall cease to apply, and no payment by the Owner Participant or performance of any obligation of Lessee under the Lease by the Owner Trustee shall be deemed to remedy or to have remedied any Lease Event of Default for purposes of this Trust Indenture if during the twelve-month period immediately preceding the relevant default by Lessee there shall have been expended by the Owner Participant pursuant to the second sentence of this Section 4.3 (and there shall not have been reimbursed by Lessee itself to the Owner Trustee for distribution to the Owner Participant) an amount in excess of $4,000,000.

     SECTION 4.4 Remedies.

     (a) If an Indenture Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Mortgagee may, consistent with the last two sentences of this Section 4.4(a), exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and, in the event such Indenture Event of Default is an Indenture Event of Default referred to in paragraph (a) of Section 4.2, any and all of the remedies pursuant to Section 15 of the Lease and may take possession of all or any part of the properties covered or intended to be covered by the lien and security interest created hereby or pursuant hereto and may exclude the Owner Trustee and the Lessee and all Persons claiming by, through or under any of them wholly or partly therefrom, provided, that the Mortgagee shall give the Owner Trustee 20 days' prior written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale of the Aircraft available to it (it being understood that the Owner Trustee and the Owner Participant shall have the right to bid for and purchase the Aircraft on the same terms as other Persons), even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale. It is further understood and agreed that if the Mortgagee shall proceed to foreclose the lien of this Indenture on the basis of an Indenture Event of Default which is also a Lease Event of Default (or an event that would be a Lease Event of Default but for the failure to Mortgagee to give the notice required under the Lease) (in either case not of the type referred to in clause (f) or (g) of Section 4.2), the Mortgagee shall, to the extent that it is then entitled to do so hereunder and under the Lease and is not then stayed or otherwise prevented from doing so by operation of law or otherwise, proceed (to the extent it has not already done so) to exercise one or more of the remedies referred to in Section 15 of the Lease (as it shall determine in its sole good faith discretion). In addition, if so stayed or prevented by operation of law, the Mortgagee will not foreclose the lien of this Indenture until the earlier of: (a) the 61st day following the imposition of such stay or such other order, or such later date (x) not exceeding 60 days occurring consecutively thereafter by which the 60-day period specified in
Section 1110 of the Bankruptcy Code is extended by order of a court of competent jurisdiction with respect to the entire fleet of aircraft then leased by the Lessee or (y) as the

Mortgagee may agree (provided, however, that neither the Mortgagee nor Certificate Holders shall have any obligation to agree to any such extension), or (b) actual repossession of the Aircraft.

     (b) If an Indenture Event of Default referred to in clause (f) or (g) of
Section 4.2 shall have occurred, or a Lease Event of Default of the type referred to in Section 14(f) or (g) of the Lease shall have occurred and be continuing, then and in every such case the unpaid principal of all Certificates then outstanding, together with interest accrued but unpaid thereon, and all other amounts due thereunder and hereunder, shall immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

     (c) If any other Indenture Event of Default shall have occurred and be continuing, then and in every such case, the Mortgagee may at any time, by delivery of 10 days written notice or notices to the Owner Trustee, declare all the Certificates to be due and payable, whereupon the unpaid principal of all Certificates then outstanding, together with accrued but unpaid interest thereon and all other amounts due hereunder and thereunder, shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

     (d) Each Certificate Holder shall be entitled, at any sale pursuant to
Section 15 of the Lease, to credit against any purchase price bid at such sale by such Certificate Holder all or any part of the unpaid obligations owing to such Certificate Holder and secured by lien of this Indenture.

     SECTION 4.5 Return of Aircraft.

     (a) Subject to Section 4.4 hereof, if an Indenture Event of Default shall have occurred and be continuing, at the request of the Mortgagee the Owner Trustee shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Indenture Estate to which the Mortgagee shall at the time be entitled hereunder. If the Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Mortgagee, to the entry of which judgment the Owner Trustee hereby specifically consents, and (ii) pursue all or part of the Indenture Estate wherever such Indenture Estate may be found and may, in the event that a Lease Event of Default has occurred and is continuing, enter any of the premises of the Lessee wherever it may be or be supposed to be and search for and take possession of and remove the same. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the lien of this Indenture.

     (b) Upon every such taking of possession, the Mortgagee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, use, operation, storage, leasing, control, management, repairs, replacements, alterations, additions, improvements or dispositions to and of the Indenture Estate as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, store, lease, control or manage the Indenture Estate and to carry on the business and, without limiting the express provisions of Section 5.9, to exercise all rights and powers of the Owner Trustee relating to the Indenture Estate, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management, repairs, replacements, alterations, additions, improvements or disposition of the Indenture Estate or any part thereof as the Mortgagee may determine; and, except for Excluded Payments, the Mortgagee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Indenture Estate and every part thereof. Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied (i) to pay the expenses of the use, operation, storage, leasing, control, management, repairs, replacements, alterations, additions, improvements or disposition of the Indenture Estate, of conducting the business thereof and of all maintenance, repairs, replacements, alterations, additions and improvements, (ii) to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee), (iii) to make all other payments which the Mortgagee may be required or authorized to make under any provision of this Indenture and (iv) to pay just and reasonable compensation for the services of the

Mortgagee and of all Persons properly engaged and employed by the Mortgagee.

     SECTION 4.6 Remedies Cumulative.

     Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee; and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or Lessee or to be an acquiescence therein.

     SECTION 4.7 Discontinuance of Proceedings.

     If the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined, adversely to the Mortgagee, then and in every such case the Owner Trustee, the Mortgagee and Lessee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been instituted.

     SECTION 4.8 Waiver of Past Defaults.

     Upon written instructions from the Requisite Holders, the Mortgagee shall waive any past Indenture Default and its consequences, and upon any such waiver such Indenture Default shall cease to exist and shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereon.

                                   ARTICLE V

                            DUTIES OF THE MORTGAGEE

     SECTION 5.1 Notice of Indenture Event of Default.

     In the event the Mortgagee shall have knowledge of an Indenture Event of Default, the Mortgagee shall give prompt written notice thereof to the Owner Trustee, the Owner Participant, the Lessee and each holder of a Loan Certificate. Subject to the terms of Sections 4.8 and 5.3 hereof, the Mortgagee shall take such action, or refrain from taking such action, with respect to such Indenture Event of Default (including with respect to the exercise of any rights or remedies hereunder) as the Mortgagee shall be instructed in writing by the Requisite Holders. Subject to the provisions of Section 5.3, if the Mortgagee shall not have received instructions as above provided within 20 calendar days after mailing notice of such Indenture Event of Default to the holders of the Loan Certificates, the Mortgagee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 5.1, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Indenture Event of Default as it shall determine advisable in the best interests of the holders of the Loan Certificates. In the event the Mortgagee shall at any time declare the Lease to be in default pursuant to Section 15 thereof or shall elect to foreclose or otherwise enforce this Indenture, the Mortgagee in its discretion may, or upon receipt of a written demand therefor from the Requisite Holders, shall, declare the unpaid principal of all Loan Certificates then outstanding with accrued interest thereon and other amounts due thereunder to be immediately due and payable, upon which declaration such principal and such accrued interest and other amounts due thereunder shall immediately become due and payable without further act or notice of any kind. In the event the Mortgagee shall at any time declare the Lease to be in default pursuant to Section 15 thereof or shall elect to foreclose, or otherwise enforce this Indenture, the Mortgagee shall forthwith notify the Owner Participant, the holders of the Loan Certificates, the Owner Trustee and Lessee. For all purposes of this Indenture, in the absence of Actual Knowledge on the part of the Mortgagee, the Owner Trustee or the Owner Participant, the Mortgagee, the Owner Trustee or the Owner Participant, as the case may be, shall not be deemed to have knowledge of an Indenture Event of Default (except, in the case of the Mortgagee, the failure of Lessee to pay any installment of Basic Rent within one Business Day after the same shall become due, if any portion of such installment was then required to be paid to the Mortgagee, which failure shall constitute knowledge of an Event of Default) unless notified in writing by Lessee, the Owner Trustee, the Owner Participant or one or more holders of Loan Certificates. This Section 5.1, however, is subject to the condition that, if at any time after the principal of the Loan Certificates shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any part thereof, shall be entered, all overdue payments of interest upon the Loan Certificates and all other amounts payable under the Loan Certificates or constituting Secured Obligations (except the principal of the Loan Certificates which by such declaration shall have become payable) shall have been duly paid, and every other default and Indenture Event of Default with respect to any covenant or provision of this Indenture shall have been cured, then and in every such case the Requisite Holders may (but shall not be obligated to), by written instrument filed with the Mortgagee, rescind and annul the Mortgagee's declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon.

     SECTION 5.2 Action Upon Instructions; Certain Rights of Owner Trustee.

     (a) Subject to the terms of Sections 4.8, 5.1, 5.3 and 10.5 hereof, upon the written instructions at any time and from time to time of the Requisite Holders, the Mortgagee shall take such of the following actions as may be specified in such instruction: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions; (ii) after the occurrence and during the continuance of an Indenture Event of Default hereunder, give such notice or direction or exercise such right, remedy or power under the Lease, the Participation Agreement, the Purchase Agreement, the Owner Trustee's Purchase Agreement, or any other part of the Trust Indenture Estate as shall be specified in such instructions; and (iii) after the occurrence and during the continuance of an Indenture Event of Default, approve as satisfactory to the Mortgagee all matters required by the terms of the Lease to be satisfactory to the Owner Trustee, it being understood that without the written instructions of the Requisite Holders, the Mortgagee shall not approve any such matter as satisfactory to the Mortgagee, and it being further understood, anything contained in this Indenture, the Lease or the other Operative Documents to the contrary notwithstanding, that (1) the Owner Trustee shall have the right (together with the Mortgagee but without the consent of the Mortgagee) (i) to receive financial information supplied pursuant to Section 16 of the Lease, (ii) to

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

exercise its rights under Section 11(a) (as supplemented by Section 11(h)), 11(c) and 11(e) of the Lease, (iii) to receive from the Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which any thereof is permitted or required to give or furnish to the Owner Trustee or the Lessor pursuant to any Operative Document, and (iv) to exercise, solely to the extent (x) necessary to enable it to exercise its rights under Section 4.3 hereof and (y) such rights are then available under Section
4.3 hereof, the rights of the Lessor under Section 21 of the Lease; and (2) so long as no Indenture Event of Default shall have occurred and be continuing (A) the exercise of all rights, powers and privileges of the Lessor (as defined in the Lease) under the Lease (other than the right to give any notice contemplated by Section 14(b), 14(d) or Section 14(e) of the Lease, any of which notices may be given by either the Mortgagee or the Owner Trustee) including, without limitation, entering into any amendment or granting any waiver under the Lease, or except as specifically contemplated by the Lease consenting to any termination thereof shall except as provided in clause (D) below only be exercised jointly by the Mortgagee, acting only upon receipt of instructions as aforesaid, and by the Owner Trustee, (B) any matter referred to in the Lease, as requiring or being subject to the consent or approval of, or satisfactory to, the Owner Trustee or to Lessor (as defined in the Lease) shall be consented to, approved by or satisfactory to both the Mortgagee, acting upon instructions as aforesaid, and the Owner Trustee, (C) the Owner Trustee shall have the right to exercise inspection rights pursuant to Section 12 of the Lease, and (D) the Owner Trustee and the Owner Participant may, without the consent of the Mortgagee, exercise rights under (x) the Lease (i) to make adjustments pursuant to Section 3(c) of the Lease, (ii) to issue redelivery instructions pursuant to
Section 5 of the Lease, (iii) to exercise the rights of the Lessor under Section 9(c) or 19 of the Lease, and (iv) the Owner Trustee and the Owner Participant shall have the right to exercise any election or option to make any decision or determination or to give or receive any notice, consent or approval in respect of, and to demand payment of and enforce the obligation to pay, any Excluded Payments and (y) Section 9(e) of the Participation Agreement to require the elimination of countries from Exhibit G to the Lease; provided, however, that from and after the occurrence of an Indenture Event of Default and so long as such or any other Event of Default shall be continuing, the Mortgagee, to the exclusion of the Owner Trustee shall be entitled, acting alone, to exercise the rights, powers and privileges referred to in clause (A), and give consents or approvals referred to in clause (B), of this Section 5.2(a). The Mortgagee will execute and the

Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Trust Indenture Estate as may be specified from time to time in written instructions of the Requisite Holders (which instructions may by their terms, be operative only at a future date and which shall be accompanied by the form of such continuation statement so to be filed). The Mortgagee will furnish to each Certificate Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Mortgagee under the Lease or hereunder, including, without limitation, a copy of any Termination Notice and a copy of each report or notice received pursuant to Sections 9(a) and 11(c) of the Lease, respectively, to the extent that the same shall not have been furnished to such holder pursuant hereto or to the Lease.

     (b) If any Lease Event of Default shall have occurred and be continuing and
Section 4.3 hereof shall not apply thereto, on request of the Requisite Holders, the Mortgagee shall declare the Lease to be in default pursuant to Section 15 thereof. The Mortgagee agrees to provide to the holders of the Loan Certificates, the Owner Trustee and the Owner Participant concurrently with such declaration by the Mortgagee, notice of such declaration by the Mortgagee, provided that the failure to give any such notice to such holders, the Owner Trustee or the Owner Participant does not affect the validity of such declaration.

     SECTION 5.3 Indemnification.

     The Mortgagee shall not be required to take any action or refrain from taking any action under Section 5.1 (other than the first sentence thereof), 5.2 or Article IV hereof unless the Mortgagee shall have been indemnified against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith. The Mortgagee agrees that it shall look solely to the holders of Loan Certificates for the satisfaction of any indemnity owed to it pursuant to this Section 5.3. The Mortgagee shall not be under any obligation to take any action under this Indenture and nothing in this Indenture contained shall require the Mortgagee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Mortgagee shall not be required to take any action under Section 5.1 (other than the first sentence thereof) or 5.2 or Article IV hereof, nor shall any other provision of this Indenture be deemed to impose a duty on the Mortgagee to take any action, if the Mortgagee shall have been advised by counsel that such action is contrary to the terms hereof or of the Lease or is otherwise contrary to law.

     SECTION 5.4 No Duties Except as Specified in Indenture or Instructions.

     The Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Indenture Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture or any part of the Trust Indenture Estate, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions from holders of Loan Certificates as provided in this Indenture; and no implied duties or obligations shall be read into this Indenture against the Mortgagee. The Mortgagee agrees that it in its individual capacity will at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 7.1 hereof) promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Trust Indenture Estate which result from claims against it in its individual capacity not related to the ownership of the Aircraft or the administration of the Trust Indenture Estate or any other transaction pursuant to this Indenture or any document included in the Trust Indenture Estate.

     SECTION 5.5 No Action Except Under Lease, Indenture or Instructions.

     The Owner Trustee and the Mortgagee agree that they will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Indenture Estate except (i) as required by the terms of the Lease or (ii) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee and the Mortgagee pursuant to this Indenture and in accordance with the express terms hereof.

     SECTION 5.6 Replacement Airframes and Replacement Engines.

     At any time an Airframe or Engine which has been subject to an Event of Loss is to be replaced under Sections 9(d), 10(a) or 10(b) of the Lease by a Replacement Airframe or Replacement Engine, the Owner Trustee shall direct the Mortgagee to execute and deliver to the Owner Trustee an appropriate instrument releasing such Airframe and/or Engine as appropriate from the lien of this Indenture and the Mortgagee shall execute and deliver such instrument as aforesaid, but only upon receipt by or deposit with the Mortgagee of the following:

          (1) A written request from the Owner Trustee, requesting such release and specifically describing the Airframe and/or Engine(s) so to be released.

          (2) A certificate signed by a duly authorized officer of Lessee stating the following:

               A.   With respect to the replacement of any Airframe:

                    (i) a description of the Airframe which shall be identified by manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

                    (ii) a description of the Replacement Airframe to be
               received (including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number) as considered for the Airframe to be released;

                    (iii) that on the date of the Lease Supplement and Indenture
               Supplement relating to the Replacement Airframe the Owner Trustee will be the legal owner of such Replacement Airframe, free and clear of all Liens except as are permitted by Section 6 of the Lease, that such Replacement Airframe will on such date be in good working order and condition, and that such Replacement Airframe has been or, substantially concurrently with such withdrawal, will be duly registered in the name of the Owner Trustee under the Federal Aviation Act, or in the name of the Owner Trustee or a lessee as "lessee" or "sublessee" under the law then applicable to the registration of the Airframe and that an airworthiness certificate has been duly issued under such Act (or such other applicable law) with respect to such Replacement Airframe, and that such registration and certificate is in full force and effect, and that Lessee will have the full right and authority to use such Replacement Airframe;

                    (iv) the existence of the insurance (or self-insurance)
               required by Section 11 of the Lease with respect to such Replacement Airframe and the payment of all premiums then due on any such insurance;

                    (v) that the Replacement Airframe is of the same or an
               improved model as the Airframe requested to be released from this Trust Indenture and the year of its manufacture is not more than one year prior to the year of manufacture of the Airframe initially leased pursuant to the Lease;

                    (vi) that the fair market value in the judgment of the
               Lessee of the Replacement Airframe as of the date of such certificate (which value shall be confirmed by a nationally recognized firm of independent aircraft appraisers acceptable to the Requisite Holders and the Owner Participant) is not less than the fair market value of the Airframe requested to be released immediately prior to the Event of Loss with respect thereto (assuming such Airframe was in the condition and repair required to be maintained under the Lease);

                    (vii) the fair market value of the Airframe immediately
               prior to the date the Airframe suffered an Event of Loss; and

                    (viii) that no Lease Event of Default and no event which,
               with lapse of time or notice, or both, would become a Lease Event of Default, has occurred which has not been remedied or waived, and that Lessee will not be in default, by the making and granting of the request for release and the addition of a Replacement Airframe, in the performance of any of the terms and covenants of the Lease; or

               B. With respect to the replacement of any Engine;

                    (i) a description of the Engine which shall be identified by manufacturer's serial number;

                    (ii) a description of the Replacement Engine to be received,
               (including the manufacturer's name and serial number) as consideration for the Engine to be released;

                    (iii) that on the date of the Lease Supplement and Indenture
               Supplement relating to the Replacement Engine the Owner Trustee will be the legal owner of such Replacement Engine free and clear of all Liens except as are permitted by Section 6 of the Lease, that such Replacement Engine will be on such date in good working order and condition and that such Replacement

               Engine is substantially the same or an improved model as the Engine to be released;

                    (iv) the fair market value of the Replacement Engine as of the date of such certificate which value shall not be less than the then fair market value of the Engine to be released immediately prior to any Event of Loss suffered by such Engine (assuming such Engine was in the condition and repair required to be maintained under the Lease));

                    (v) the fair market value of the Engine to be released
               (immediately prior to any Event of Loss suffered by such Engine);

                    (vi) that each of the conditions specified in Section 10(b)
               of the Lease with respect to such Replacement Engine have been satisfied and that Lessee will not be in default, by the making and granting of the request for release and the addition of the Replacement Engine, in the performance of any of the terms and covenants of the Lease; and

                    (vii) that, with respect to the replacement of an Engine
               pursuant to Section 10(b) of the Lease, no Lease Event of Default and no event which, with lapse of time or notice, or both, would become a Lease Event of Default, has occurred which has not been remedied or waived.

          (3) The appropriate instruments (i) transferring to the Owner Trustee title to the Replacement Airframe or Replacement Engine to be received as consideration for the Airframe or Engine to be released and (ii) assigning to the Owner Trustee

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

     the benefit of all manufacturer's and vendor's warranties generally available with respect to such Replacement Airframe or Replacement Engine, and a Lease Supplement and Indenture Supplement subjecting such Replacement Airframe or Replacement Engine to the Lease and, together with any related warranty rights, to the lien of this Indenture.

          (4) A certificate from a firm of independent aircraft appraisers satisfactory to the Requisite Holders and the Owner Participant confirming the accuracy of the information set forth in clause (2)(A)(vi) of this
     Section 5.6.

          (5) An opinion of counsel to Lessee reasonably satisfactory to Mortgagee (which counsel, in any event, may be Lessee's General Counsel), to the effect that:

          (i) the certificates, opinion and other instruments and/or property which have been or are therewith delivered to an deposited with the Mortgagee conform to the requirements of this Section 5.6 and the Lease (including, without limitation, Section 10(a) of the Lease); and

          (ii) the instruments referred to in clause (3) of this Section 5.6 have been duly authorized and delivered, the Replacement Airframe or Replacement Engine is free and clear of all liens other than Permitted Liens, the Replacement Airframe or Replacement Engine has been validly subjected to the lien of this Indenture and covered by the Lease, the instruments subjecting such Replacement Airframe or Replacement Engine to the Lease and to the lien of this Indenture, as the case may be, have been duly filed for recordation pursuant to the Federal Aviation Act or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the title of the Owner Trustee to and the lien of this Indenture on such Replacement Airframe or Replacement Engine.

     SECTION 5.7 Indenture Supplements for Replacements.

     In the event of a Replacement Airframe or Replacement Engine being substituted as contemplated by Section 10(a) or Section 10(b) of the Lease, the Owner Trustee and the Mortgagee agree for the benefit of the holders of Loan Certificates and Lessee, subject to fulfillment of the conditions precedent and compliance by Lessee with its obligations set forth in Section 10(a) or 10(b) of the

Lease and the requirements of Section 5.6 hereof with respect to such Replacement Airframe or Replacement Engine, to execute and deliver a Lease Supplement and Indenture Supplement as contemplated by Section 5.6(3) hereof and, provided no Lease Event of Default or event which, with the lapse of time or giving of notice, or both, would constitute a Lease Event of Default shall have occurred and be continuing, execute and deliver to Lessee an appropriate instrument releasing the Airframe or Engine being replaced from the lien of this Indenture.

     SECTION 5.8 Effect of Replacement.

     In the event of the substitution of a Replacement Airframe as contemplated by Section 10(a) or of a Replacement Engine pursuant to Sections 9(d) or Section 10(b) of the Lease and, in each case, Section 5.6 hereof, all provisions of this Indenture relating to the Airframe or Engine or Engines being replaced shall be applicable to such Replacement Airframe or Replacement Engine or Engines with the same force and effect as if such Replacement Airframe or Replacement Engine or Engines were the same airframe or engine or engines, as the case may be, as the Airframe or Engine or Engines being replaced but for the Event of Loss with respect to the Airframe or Engine or Engines being replaced.

                                  ARTICLE VI

                      THE OWNER TRUSTEE AND THE MORTGAGEE

     SECTION 6.1 Acceptance of Trusts and Duties.

     The Mortgagee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and agrees to receive and disburse all monies constituting part of the Trust Indenture Estate in accordance with the terms hereof. The Owner Trustee and the Mortgagee shall not be answerable or accountable under any circumstances, except for their own willful misconduct or gross negligence, except, in the case of the Mortgagee, as provided in the last sentence of Section 5.4 of this Indenture, and except for liabilities that may result, in the case of the Owner Trustee, from the inaccuracy of any representation or warranty of the Owner Trustee expressly made in its individual capacity in Sections 9(b), 9(c) or 9(q) of the Participation Agreement or in Section 6.3 of this Trust Indenture or, in the case of the Mortgagee, from the inaccuracy of any representations or warranty of the Mortgagee in Section 9 of the Participation Agreement or expressly made hereunder. Neither the

Owner Trustee nor the Mortgagee shall be liable for any action or inaction of the other or of the Owner Participant.

     SECTION 6.2 Absence of Duties.

     In the case of the Mortgagee, except in accordance with written instructions furnished pursuant to Section 5.1 or 5.2 hereof, and except s provided in, and without limiting the generality of, Sections 5.3 and 5.4 hereof and, in the case of the Owner Trustee, except as provided in Section 4.1(b) hereof, the Owner Trustee and the Mortgagee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease or of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Trust Estate or the Trust Indenture Estate, (iv) to confirm, verify or inquire into the failure to receive any financial statements for Lessee or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any Lessee's covenants under the Lease with respect to the Aircraft. The Owner Participant shall not have any duty or responsibility hereunder, including, without limitation, any of the duties mentioned in clauses (i) through (v) above.

     SECTION 6.3 No Representations or Warranties as to Aircraft or Documents.

     NEITHER THE MORTGAGEE NOR THE OWNER TRUSTEE, IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT, MAKES OR SHALL BE DEEMED TO HAVE MADE AND EACH HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, except the Owner Trustee in its individual capacity warrants that on the Closing Date (i) the Owner Trustee shall have received whatever title was conveyed to it by Lessee and (ii) the Aircraft shall be free and clear of Lessor Liens (including for this purpose Liens that would be Lessor Liens but

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

for the proviso to the definition of Lessor Liens) attributable to the Owner Trustee in its individual capacity. Neither the Owner Trustee, in its individual capacity or as Owner Trustee under the Trust Agreement, nor the Mortgagee makes or shall be deemed to have made any representations or warranty as to the validity, legality or enforceability of this Indenture, the Trust Agreement, the Participation Agreement, the Loan Certificates, the Lease, the Owner Trustee's Purchase Agreement, the Consent and Agreement, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Owner Trustee made in its individual capacity and the representations and warranties of the Mortgagee, in each case expressly made in this Trust Indenture or in Section 9 of the Participation Agreement. The holders of the Loan Certificates and the Owner Participant make no representation or warranty hereunder whatsoever.

     SECTION 6.4 No Segregation of Monies; No Interest.

     Any monies paid to or retained by he Mortgagee pursuant to any provision hereof and not then required to be distributed to the holders of the Loan Certificates, Lessee or the Owner Trustee as provided in Article III hereof need to be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Mortgagee shall not be liable for any interest thereon (except that the Mortgagee shall invest all moneys held pursuant to Section 22 of the Lease as directed by Lessee (or in the absence of such direction, by the Requisite Holders) in investments of the type described in Section 22 of the Lease), provided that any payments received, or applied hereunder by the Mortgagee shall be accounted for by the Mortgagee so that any portion of thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

     SECTION 6.5 Reliance; Agents; Advice of Counsel.

     Neither the Owner Trustee nor the Mortgagee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee and the Mortgagee may accept copy of a resolution of the Board of Directors (or Executive Committee thereof) of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force

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

and effect. As to the aggregate unpaid principal amount of Loan Certificates outstanding as of any date, the Owner Trustee may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Mortgagee. As to any fact or matter relating to Lessee the manner of ascertainment of which is not specifically described herein, the Owner Trustee and the Mortgagee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee and the Mortgagee for any action taken or omitted to be taken by them in good faith in reliance thereon. The Mortgage shall assume, and shall be fully protected in assuming, that the Owner Trustee is authorized by the Trust Agreement to enter into this Indenture and to take all action to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Owner Trustee with respect thereto. In the administration of the trusts hereunder, the Owner Trustee and the Mortgagee each may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust Indenture Estate, consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Owner Trustee and the Mortgagee shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

     SECTION 6.6 Capacity in Which Acting.

     The Owner Trustee acts hereunder solely as trustee as herein and in the Trust Agreement provided, and not in its individual capacity, except as otherwise expressly provided herein, in the Trust Agreement and in the Participation Agreement.

     SECTION 6.7 Compensation.

     The Mortgagee shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a priority claim on the Trust Indenture Estate for the payment of such compensation, to the extent that such compensation shall not be paid by Lessee, and shall have the right to use or apply any monies held by it hereunder in the Trust Indenture Estate toward such payments. The Mortgagee agrees that it shall have no right against the holders of the Loan Certificates, the Owner Trustee, or the Owner Participant for any

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

fee as compensation for its services as trustee under this Indenture.

                                  ARTICLE VII

                 INDEMNIFICATION OF MORTGAGEE BY OWNER TRUSTEE

     SECTION 7.1 Scope of Indemnification.

     The Mortgagee shall be entitled to such indemnification from the parties to the Operative Documents as is set forth in the Participation Agreement.

                                 ARTICLE VIII

                               SUCCESSOR TRUSTEE

     SECTION 8.1 Notice of Successor Owner Trustee.

     In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust Agreement upon any merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Mortgagee, the Lessee and to the holders of al Loan Certificates at the time outstanding.

     SECTION 8.2 Resignation of Mortgage; Appointment of Successor.

                                   ARTICLE I

     The Mortgagee or any successor thereto may resign at any time without cause by giving at least 30 calendar days prior written notice to the Lessee, the Owner Trustee, the Owner Participant and each holder of a Loan Certificate, such resignation to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In addition, the Requisite Holders may at any time remove the Mortgagee without cause by an instrument in writing delivered to the Owner Trustee, the Lessee, the Owner Participant and the Mortgagee, and the Mortgagee shall promptly notify each holder of a Loan Certificate thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In the case of the resignation or removal of the Mortgagee, the Requisite Holders may appoint a successor Mortgagee by an instrument signed by such holders, which successor shall be subject

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

to Lessee's reasonable approval. If a successor Mortgagee shall not have been appointed within 30 calendar days after such notice of resignation or removal, the Mortgagee, the Owner Trustee, the Owner Participant or any holder of a Loan Certificate may apply to any court of competent jurisdiction to appoint a successor Mortgagee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Mortgagee so appointed by such court shall immediately and without further act be superseded by any successor Mortgagee appointed as above provided.

                                  ARTICLE II

     Any successor Mortgagee, however appointed, shall execute and deliver to the Owner Trustee and to the predecessor Mortgagee an instrument accepting such appointment, and thereupon such successor Mortgagee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Mortgagee hereunder in the trust hereunder applicable to it with like effect as if originally named the Mortgagee herein; but nevertheless upon the writing request of such successor Mortgagee, such predecessor Mortgagee shall execute and deliver an instrument transferring to such successor Mortgagee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Mortgagee, and such predecessor Mortgagee shall duly assign, transfer, deliver and pay over to such successor Mortgagee all monies or other property then held by such predecessor Mortgagee hereunder.

                                  ARTICLE III

     Any successor Mortgagee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York, Chicago, Illinois, Boston, Massachusetts or Hartford, Connecticut and having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Mortgagee hereunder upon reasonable or customary terms.

                                  ARTICLE IV

     Any corporation into which the Mortgagee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Mortgagee shall be a party, or any corporation to which

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

substantially all the corporate trust business of the Mortgagee may be transferred, shall, subject to the term of paragraph (c) of this Section, be the Mortgagee under this Indenture without further act.

                                  ARTICLE IX

              SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE
                              AND OTHER DOCUMENTS

     SECTION 9.1  Instructions of Certificate Holders; Limitations.

                                   ARTICLE X

     Subject to Section 5.2(a) hereof, Owner Trustee agrees it shall not enter into any written amendment of or supplement to the Lease, the Purchase Agreement, the Owner Trustee's Purchase Agreement, or the Consent and Agreement, or execute and deliver any written waiver or modification of, or consent under, the terms of the Lease, the Purchase Agreement, the Owner Trustee's Purchase Agreement or the Consent and Agreement, unless such supplement, amendment, waiver, modification or consent is consented to in writing by the Mortgagee. Anything to the contrary contained herein notwithstanding without the necessity of the consent of any of the holders of Loan Certificates or the Mortgagee, (i) any indemnities solely in favor of the Owner Participant or other Excluded Payments may be modified, amended, changed or waived in such manner as shall be agreed to by the Owner Participant and Lessee, (ii) the Owner Trustee and Lessee may enter into amendments of or additions to the Lease to modify Section 5 (except to the extent that such amendment would affect the rights or exercise of remedies under Section 15 of the Lease), 9 or 19 of the Lease so long as such amendments, modifications and changes do not and would not affect the time of, or reduce the amount of, Rent payments until after the payment in full of all Secured Obligations or otherwise adversely affect the Certificate Holders, and
(iii) the Owner Trustee may make an election under Section 9(c) of the Lease.

                                  ARTICLE XI

     Without limiting the provisions of Section 9.1(a) hereof, the Mortgagee agrees with the Certificate Holders that it shall not enter into any written amendment, waiver or modification of, supplement or consent to this Indenture, the Lease, the Purchase Agreement, the Owner Trustee's Purchase Agreement or the Consent and Agreement, unless such supplement, amendment, waiver,

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

modification or consent is consented to in writing by the Requisite Holders, but upon the written request of the Requisite Holders the Mortgagee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement of modification) agreed to by the Owner Trustee and Lessee or, as may be appropriate, the Manufacturer; provided, however, that, without the consent of each holder of a Loan Certificate then outstanding, no such amendment of or supplement to this Indenture, the Lease, the Purchase Agreement, the Owner Trustee's Purchase Agreement or the Consent and Agreement or waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 9.1, Sections 2.13 and 4.2 (except to add an Indenture Event of Default) hereof or Sections 14 (except to add an Event of Default), 18 and 20 of the Lease, or the definitions of "Indenture Event of Default", "Default", "Lease Event of Default", "Certificate Holder" or "Requisite Holders" or the percentage of Certificate Holders required to take or approve any action hereunder, (ii) except as contemplated by Section 2.13 hereof, reduce the amount, or extend the time of payment of any amount, of principal or interest with respect to any Loan Certificate, or alter or modify the provisions of Article III hereof with respect to the order of priorities in which distribution thereunder shall be made as between the holders of the Loan Certificates, the Owner Trustee and the Lessee, (iii) reduce, modify or amend any indemnities in favor of the Owner Trustee, the Mortgagee, or the holders of the Loan Certificates (except that the Owner Trustee (in its individual capacity) or the Mortgagee, as the case may be, may consent to any waiver or reduction of an indemnity payable to it), (iv) consent to any change in this Indenture or the Lease which would permit prepayment of Loan Certificates earlier than permitted under Sections 2.10, 2.11 or 2.12 as originally in effect, or (v) except as contemplated by the Lease or the Participation Agreement, reduce the amount or extend the time of payment of Basic Rent, Excess Amount, Stipulated Loss Value or Termination Value for the Aircraft as set forth in the Lease, or modify, amend or supplement the Lease or consent to any assignment of the Lease, in either case releasing Lessee from its obligation in respect of the payment of Basic Rent, Stipulated Loss Value or Termination Value for the Aircraft, altering the absolute and unconditional character of the obligations of Lessee to pay Rent as set forth in Section 3 and 18 of the Lease or releasing the Owner Trustee from its obligations in respect of the payment of the Excess Amount. Without the consent of Lessee, no amendment or supplement to this Indenture or waiver or modification of the terms hereof shall alter or modify the provisions of this

Section 9.1 or of Article I or of Sections 2.1, 2.2, 2.4, 2.5, 2.7, 2.10, 2.11,
2.12, 2.13. 3.2, 3.4(d), 5.6 or 10.5 hereof if such waiver or modification has an adverse impact on Lessee or, unless a Lease Event of Default has occurred and is continuing, of any other Section hereof if such waiver or modification has an adverse impact on Lessee.

     SECTION 11.1  Trustees Protected.

     If, in the opinion of the institution acting as Owner Trustee under the Trust Agreement or the institution acting as Mortgagee hereunder, any document required to be executed by it pursuant to the terms of Section 9.1 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Indenture or the Lease, such institution may in its discretion decline to execute such document.

     SECTION 11.2  Documents Mailed to Certificate Holders.

     Promptly after the execution by the Owner Trustee or the Mortgagee of any document entered into pursuant to Section 9.1 hereof, the Mortgagee shall mail, by certified mail, postage prepaid, a conformed copy thereof to the Lessee and to each holder of a Loan Certificate at its address last set forth in the register for the Loan Certificates maintained pursuant to Section 2.7 hereof, but the failure of the Mortgagee to mail such conformed copies shall not impair or affect the validity of such document.

     SECTION 11.3 No Request Necessary for Lease Supplement or Trust Agreement and Indenture Supplement.

     No written request or consent of the Mortgagee or the Certificate Holders or of the Owner Participant pursuant to Section 9.1 hereof shall be required to enable the Owner Trustee to enter into any Lease Supplement with Lessee specifically required by the terms of the Lease as originally in effect or to execute and deliver an Indenture Supplement specifically required by the terms hereof as originally in effect.

                                  ARTICLE XII

                                 MISCELLANEOUS

     SECTION 12.1  Termination of Trust Indenture.

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

     Upon (or at any time after) payment in full of the principal of and interest on and all other amounts due under all Loan Certificates and provided that there shall then be no other Secured Obligations due to the Loan Participants, the holders of the Loan Certificates and the Mortgagee hereunder or under the Participation Agreement, the Owner Trustee shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing the Aircraft and the Engines from the lien of this Indenture and releasing the Lease, the Owner Trustee's Bill of Sale, the Purchase Agreement, the Owner Trustee's Purchase Agreement and the Consent and Agreement from the assignment and pledge thereof hereunder and the Mortgagee shall execute and deliver such instrument as aforesaid; provided, however, that this Indenture and the trusts created hereby shall earlier terminate and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Trust Indenture Estate and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Trust Indenture Estate in accordance with the terms hereof. Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

     SECTION 12.2  No Legal Title to Trust Indenture Estate in Certificate
Holders.

     No holder of a Loan Certificate shall have legal title to any part of the Trust Indenture Estate. No transfer, by operation of law or otherwise, of any Loan Certificate or other right, title and interest of any holder of a Loan Certificate in and to the Trust Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Trust Indenture Estate.

     SECTION 12.3  Sale of Aircraft by Mortgagee is Binding.

     Any sale or other conveyance of the Aircraft by the Mortgagee made pursuant to the terms of this Indenture or of the Lease shall bind the holders of the Loan Certificates and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Owner Trustee, the Owner Participant and such holders in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

     SECTION 12.4 Trust Indenture for Benefit of Owner Trustee, Mortgagee, Owner Participant and Holders of Loan Certificates.

     Except as set forth in Section 9.1(b) or Section 10.5 hereof, nothing in this Indenture, whether express or implied, shall be construed to give any person other than the Owner Trustee, the Mortgagee, the Owner Participant and the holders of the Loan Certificates, any legal or equitable right, remedy or claim under or in respect of this Indenture.

     SECTION 12.5  No Action Contrary to Lessee's Rights Under the Lease.

     Notwithstanding any of the provisions of this Indenture or the Trust Agreement to the contrary, neither the Mortgagee nor the Owner Trustee will take any action contrary to Lessee's rights under the Lease, including the right to possession and use of, and the quiet enjoyment of the Aircraft, except in accordance with provisions of the Lease.

     SECTION 12.6  Notices.

     Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests demands authorizations, directions, consents, waivers or documents provided or permitted by this Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by telecopier or confirmed telex, and (i) if to the Owner Trustee, addressed to it at its office at 777 Main Street, Hartford Connecticut 06115, Attention: Corporate Trust Administration (M.S.N. -238), telecopier number (203) 240-7920 with a copy to the Owner Participant addressed as provided in clause (iii) below, (ii) if Mortgagee, addressed to it at 750 Main Street, Suite 1114, Hartford, Connecticut 06103, Attention: Corporate Trust Department, telecopier number: (203) 244-1899, (iii) if to any Participant, Lessee or any holder of a Loan Certificate, addressed to such party at such address as such party shall have furnished by notice to the Owner Trustee and the Mortgagee, or until an address is so furnished, addressed to the address of such party (if any) set forth in the Participation Agreement or the register for Loan Certificates maintained pursuant to Section 2.7 hereof. Whenever any notice in writing is required to be given by the Owner Trustee

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

or the Mortgagee or any holder of a Loan Certificate to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

     SECTION 12.7  Severability.

     Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 12.8  No Oral Modification or Continuing Waivers.

     No term or provision of this Indenture or the Loan Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Loan Certificate shall be effective only in the specific instance and for the specific purpose given.

     SECTION 12.9  Successors and Assigns.

     All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any holder of a Loan Certificate shall bind the successors and assigns of such holder. This Indenture and the Trust Indenture Estate shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Indenture to the Trust Agreement shall mean the Trust Agreement as amended and supplemented from time to time to the extent permitted hereby, thereby and by the Participation Agreement. Each Certificate Holder by its acceptance of a Loan Certificate agrees to be bound by this Indenture and all provisions of the Participation Agreement applicable to it.

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     SECTION 12.10  Headings.

     The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 12.11  Normal Commercial Relations.

     Anything contained in this Trust Indenture to the contrary notwithstanding, any Participant or any bank of other affiliate of such Participant may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Lessee, fully to the same extent as if this Indenture were not in effect, including without limitation the making or loans or other extensions of credit to Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

     SECTION 12.12  Governing Law; Counterpart Form.

     This Indenture shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York, including all matters of construction, validity and performance. This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                       *          *         *          *

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Mortgage to be duly executed and delivered by their respective officers thereof duly authorized as of the day and year first above written.


                                            STATE STREET BANK AND TRUST COMPANY
                                            OF CONNECTICUT, NATIONAL ASSOCIATION

                                                 Mortgagee


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                            Name:
                                                 -------------------------------



                                          THE CONNECTICUT NATIONAL BANK, not in
                                          its individual capacity except as
                                          expressly provided herein, but solely
                                          as Owner Trustee

                                                 Owner Trustee



                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                            Name:
                                                 -------------------------------

                                                 [Trust Indenture (1992 757 __)]

                                                                       EXHIBIT A
                                                                              to
                                                                 Trust Indenture
                                                                    and Mortgage

                  INDENTURE SUPPLEMENT NO. 1 (1992 757     )

         INDENTURE SUPPLEMENT NO. 1 (1992 757     ), dated December   , 1992 by
THE CONNECTICUT NATIONAL BANK, not in its individual capacity but solely as owner trustee under the Trust Agreement (in such capacity, herein called the "Owner Trustee").

                             W I T N E S S E T H:

     WHEREAS the Trust Indenture and Mortgage (1992 757        ) dated as of
December   , 1992 (herein called the "Indenture"), between the Owner Trustee and
STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION as Mortgagee (herein called the "Mortgagee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof which shall particularly describe the Aircraft (such term and other defined terms in the Indenture being herein used with the same meanings) and any Replacement Airframe or Replacement Engine included in the Indenture Estate, and shall specifically mortgage such Aircraft, replacement airframe or replacement engine, as the case may be, to the Mortgagee; and

     /1/[WHEREAS the Indenture relates to the Airframe and Engines described below and a counterpart of the Indenture is attached hereto and made a part hereof and this Indenture Supplement, together with such counterpart of the Indenture, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.]

     /2/[WHEREAS the Indenture and an Indenture Supplement No. 1 dated December , 1992 (the Indenture being attached to and made a part of such Indenture Supplement and filed therewith), have been duly recorded pursuant to the Federal
Aviation Act on [             , 19   ], as one document and have been assigned
Conveyance No.        ]

--------
     /1/  This recital is to be included only in the first Indenture Supplement.

     /2/  This recital not to be included in the first Indenture Supplement.

     NOW, THEREFORE, this Indenture Supplement witnesseth, that, to secure the prompt payment of the principal of and interest on, and all other amounts due with respect to, all Certificates from time to time outstanding under the Indenture and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions for the benefit of the Certificate Holders in the Indenture and in the Participation Agreement and the Certificates contained, and the prompt payment of all amounts from time to time, owing under the Participation Agreement by the Owner Trustee to the Certificate Holders and for the uses and purposes and subject to the terms and provisions of the Indenture, and in consideration of the premises and of the covenants contained in the Indenture, and of the acceptance of the Certificates by the Certificate Holders, and of the sum of $1.00 paid to the Owner Trustee by the Mortgagee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors and assigns, for the security and benefit of the Certificate Holders, in the trust created by the Indenture, all right, title and interest of the Owner Trustee in, to and under the following described property, and in, to and under the Lease Supplement with respect to the following described property:

                                   AIRFRAME


                                            FAA                 Manufacturer's
                                        Registration                Serial
Manufacturer           Model               Number                   Number
------------           -----               ------                   ------
The Boeing            757-222
Company

together with all appliances, equipment, instruments and accessories (including without limitation, radio and radar) installed in or appurtenant to said aircraft.

                                    ENGINES


                                                                 Manufacturer's
Manufacturer                        Model                        Serial Number
------------                        -----                        ---------------

Pratt & Whitney                    PW2037

                                               [Trust Indenture (1992 757 __)]

Pratt & Whitney                         PW2037

each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower, together with all equipment and accessories thereto, by whomsoever manufactured, installed in or appurtenant to said aircraft engines.

     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, for the benefit and security of the Certificate Holders, for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

     This Indenture Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

     AND, FURTHER, the Owner Trustee hereby acknowledges that the property referred to in this Indenture Supplement has been delivered to the Owner Trustee and is included in the property of the Owner Trustee and covered by the lien of the Indenture.

                       *              *               *

     IN WITNESS WHEREOF, the Owner Trustee has caused this Indenture Supplement to be duly executed the day and year first above written.


                                            THE CONNECTICUT NATIONAL BANK, not
                                            in its individual capacity but
                                            solely as Owner Trustee under the
                                            Trust Agreement



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------